Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-238931

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 4, 2020)
JEFFERIES FINANCIAL GROUP INC.
GLOBAL MEDIUM-TERM NOTES, SERIES A
Jefferies Financial Group Inc. may offer from time to time global medium-term notes.  The specific terms of any notes that we offer will be included in a pricing supplement.  The notes will have the following general terms:
■
The notes will bear interest at either a fixed rate or a floating rate that varies during the lifetimes of the relevant notes, which, in either case, may be zero.  Floating rates will be based on rates specified in the applicable pricing supplement.

■	The notes will pay interest, if any, on the dates stated in the applicable pricing supplement.
■	The notes will be either senior or subordinated.
■	The applicable pricing supplement will specify whether the notes will be denominated in U.S. dollars or some other currency.
■	The notes will be held in global form by The Depository Trust Company (“DTC”), unless the pricing supplement states otherwise.
The pricing supplement may also specify that the notes will have additional terms, including the following:
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The notes may be optionally or mandatorily exchangeable for the cash value of securities of an entity that is affiliated or not affiliated with us or, for the cash value of a basket or index of those securities.

■
Payments on the notes may be linked to currency prices, commodity prices, levels of rates or indices, securities of entities affiliated or not affiliated with us, baskets of those securities or indices or any other property, or any combination of the above.

■	The notes may be either callable by us or puttable by you.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 6 of the accompanying prospectus.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
Jefferies LLC, our broker-dealer subsidiary, has agreed to use reasonable efforts to solicit offers to purchase these notes as our agent.  The agent may also purchase these notes as principal at prices to be agreed upon at the time of sale.  The agent may resell any notes it purchases as principal at prevailing market prices, or at other prices, as the agent determines.
Jefferies LLC and other subsidiaries of ours may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the notes in market-making transactions and other transactions in which they act as principals.
Jefferies
November 1, 2022

Prospectus Supplement

S-i

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any pricing supplement.  We have not authorized anyone else to provide you with different or additional information.  We are offering to sell these notes and seeking offers to buy these notes only in jurisdictions where offers and sales are permitted.

Unless otherwise specified, the terms “we,” “our,” “us,” “issuer,” and “The Company” as used herein, refer to Jefferies Financial Group Inc.

S-ii

SUMMARY
The following summary describes the notes we are offering under this program in general terms only.  You should read the summary together with the more detailed information contained in this prospectus supplement, in the accompanying prospectus and in the applicable pricing supplement and the reports filed with the Securities and Exchange Commission incorporated by reference therein.
We may offer from time to time the medium-term notes described in this prospectus supplement.  We will sell the notes primarily in the United States, but we may also sell them outside the United States or both in and outside the United States simultaneously.  We refer to the notes offered under this prospectus supplement as our “medium-term notes.”
General terms of the notes	■	The notes will pay interest, if any, on the dates specified in the applicable pricing supplement.
	■	The notes will bear interest at either a fixed rate or a floating rate that varies during the lifetime of the relevant notes, which, in either case, may be zero.
	■	The notes will be issued in U.S. dollars unless we specify otherwise in the applicable pricing supplement.
	■	The notes will be either senior or subordinated.
	■	The notes may be either callable by us or puttable by you.
	■	The notes may be optionally or mandatorily exchangeable for the cash value of securities of an entity that is affiliated or not affiliated with us or for the cash value of a basket or index of those securities.
	■	Payments of principal and/or interest on the notes may be linked to currency prices, commodity prices, levels of rates or indices, securities of entities affiliated or not affiliated with us, baskets of those securities or indices or any other property, or any combination of the above.
	■	We may issue amortizing notes that pay a level amount in respect of both interest and principal amortized over the life of the note.
	■	The notes may be issued either alone or as a part of a unit with any combination of other securities.
	■	We may from time to time, without your consent, create and issue additional notes with the same terms as notes previously issued so that they may be combined with the earlier issuance.
	■	The notes will be held in global form by DTC, unless we specify otherwise in the applicable pricing supplement.

	■	The notes will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.
Forms of notes
The notes that we offer under our program will be issued in fully registered form and will be represented either by a global note registered in the name of a nominee of DTC, as depositary, or by certificated notes issued in definitive form, as set forth in the applicable pricing supplement.

How to reach us	You may contact us at the principal executive offices of the Company at 520 Madison Avenue, New York, New York 10022 (telephone number (212) 460-1900).

RISK FACTORS
Your investment in the notes may involve certain risks not associated with an investment in conventional debt securities.  You should consider carefully the following discussion of risks, as well as the discussion of risks included in the accompanying prospectus and the applicable pricing supplement and our most recent Annual Report on Form 10‑K filed with the SEC, before you decide that an investment in the notes is suitable for you.
Structure-related Risks
The interest rate payable on our notes may not reflect our creditworthiness and may be less than we would be required to pay if we incurred other indebtedness in the future.
The interest rates we pay on our currently outstanding fixed rate indebtedness, as well as any margins we pay on any other floating rate indebtedness, reflect our actual or perceived creditworthiness at the time of incurrence.  Conversely, the interest payable on our floating notes may be linked to the performance of an interest rate or index, which is reflective of market and other external conditions not directly related to our business or financial performance.  As a result, the interest we pay on those notes may be lower than the rate we would be required to pay for other indebtedness incurred at the time of an applicable interest payment date.
The interest rate payable on our floating rate notes will be subject to fluctuation and may be lower than the interest you could earn on other investments.
The interest rate payable on our floating rate notes will be variable and could decline.  Depending upon the level of the interest rate or index against which the interest rates may be reset, the interest rate payable on our floating rate notes may be less than returns otherwise payable on notes with similar maturities issued by us or by other companies.  You should consider, among other things, the overall potential annual percentage rate of interest to maturity of our notes as compared to other investment alternatives.
Indexed notes can present significant risks.
Indexed notes, which are notes whose value is linked to an underlying asset or index or another property (including one or more securities or indices of securities), can present very significant risks for investors, since purchasers of certain indexed notes could lose their entire investment.  In addition, the treatment of indexed notes for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed note.  Thus, if you propose to invest in indexed notes, you should independently evaluate the payment risks they present as well as the federal income tax consequences of purchasing an indexed note that apply in your particular circumstances.
The payment upon an early redemption or acceleration may be substantially less than the market value of the notes.
If the notes include an optional redemption or acceleration feature, the notes may be redeemed early or accelerated at a time when prevailing interest rates are relatively low or at a time when the performance of any index or interest rate to which they are linked has caused the value of the notes to increase substantially since their issuance.  Accordingly, any payment upon early redemption or acceleration determined in the manner described in the applicable pricing supplement could be substantially less than the market value of the notes.

Valuation- and Market-related Risks
Various economic and other factors will impact the market value of the notes.
The market for, and the market value of, our notes may be affected by a number of factors that may affect one another other, including:
■	the time remaining to maturity of the notes;
■	the aggregate amount outstanding of the notes;
■	the level, direction, and volatility of market interest rates generally;
■	general economic conditions of the capital markets in the United States;
■	geopolitical conditions and other financial, political, regulatory, and other events that affect the capital markets generally;
■	our financial condition and creditworthiness; and
■	any market-making and other trading activities with respect to the notes.
In the absence of an active trading market for our notes, you may not be able to resell them.
We can offer no assurance as to the liquidity of the market for our notes, your ability to sell the notes or the price at which you may be able to sell them.  Future trading prices of some of our notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, our credit ratings and the market for similar securities.  Our notes will not be listed on any securities exchange or quoted through any automated quotation system, unless the related pricing supplement states otherwise.  Jefferies LLC, the Company’s broker-dealer subsidiary, may make a market in some of our notes.  However, Jefferies LLC is not obligated to do so and it may discontinue any market making at any time without notice.
The price quoted by our affiliates for our notes could be higher or lower than the price that you paid for them.
If you attempt to sell your notes prior to maturity, their market value may be lower than the price you paid for them.  This is due to, among other things, changes in the level of market interest rates, our internal funding rate, and the inclusion in the public offering price of the underwriting discount and the hedging related charges.  These factors, together with various credit, market and economic factors prevailing during the term of notes, may reduce the price at which you may be able to sell the notes in any secondary market and could affect the value of the notes in complex and unpredictable ways.
Jefferies LLC may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the notes or that may adversely affect the value of the notes.
Jefferies LLC and its affiliates may publish research reports, express opinions or provide recommendations from time to time that relate to one or more index or interest rates linked to the notes or the securities or other assets underlying one or more equity indices or currency exchange rates relating to any of the foregoing.  These research reports, opinions or recommendations may be inconsistent with purchasing or holding the notes and could adversely affect the value of the notes.  Any research reports, opinions or recommendations expressed by Jefferies LLC may not be consistent with one another and may be modified from time to time without notice.  Investors should make their own independent investigation of the merits of investing in the notes and any index or interest rate to which the notes are linked.
Conflict-related Risks
Our trading and hedging activities may create conflicts of interest with you.
We or one or more of our affiliates, including Jefferies LLC, or their affiliates may engage in trading activities related to our notes that are not for your account or on your behalf.  We expect to enter into arrangements to hedge the market risks associated with our obligation to pay the amounts due under the notes.  We may seek competitive terms in entering into the hedging arrangements for the notes, but are not required to do so, and we may enter into such hedging arrangements with one of our subsidiaries or affiliates.  This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but which could also result in a loss for the hedging counterparty.  These trading and hedging activities may affect any index or interest rate linked to the notes, and thereby affect the payments to be made on the notes.  Accordingly, these activities may present a conflict of interest between your interests as a holder of the notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions for our customers, and in accounts under our management.
The calculation agent, which may be an affiliate of ours, may make determinations with respect to our notes.
Unless otherwise specified in the applicable pricing supplement, Jefferies Financial Services Inc., one of our subsidiaries, will act as the calculation agent. Another of our affiliates or a third party may also act as the calculation agent. The calculation agent makes all necessary calculations and determinations in connection with the notes, including with respect to any payments on the notes and the assumptions used to determine the pricing and estimated value of the notes.  In performing these duties, the calculation agent may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where it, as the calculation agent, is entitled to exercise its discretion.
Linked Index- or Interest Rate-related Risks
Historical performance of any index or interest rate linked to our notes should not be taken as an indication of the future performance of that measure during the term of the notes.
The actual performance over the term of our notes of any index or interest rate linked to the notes as well as any payment on those notes, may bear little relation to the historical performance of that index or rate.  The future performance of any such measure may differ significantly from its historical performance, and no assurance can be given as to the value of any linked index or interest rate during the term of the notes.  It is impossible to predict whether the value of any such measure will rise or fall.  We cannot give you assurance that the performance of the linked index or interest rate will not adversely affect any payment on the notes.

ERISA-related Risks
Insurance companies and fiduciaries of certain employee benefits may be prohibited from purchasing or holding the notes.
The purchase or holding of the notes by any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered notes.  See “Certain ERISA Considerations” beginning on page S-70 of this prospectus supplement.

DESCRIPTION OF NOTES
The pricing supplement will add specific terms for each issuance of notes and may modify or replace any of the information in this section.
In this section, references to holders mean those who own notes registered in their own names, on the books that we or the indenture trustee maintains for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries. Owners of beneficial interests in the notes should read the section beginning on page S-32 of this prospectus supplement entitled “Book-Entry Procedures and Settlement”.
General Terms of Notes
The notes offered by this prospectus supplement will be our unsecured obligations and will be either senior debt or subordinated debt which may, or may not, be exchangeable for other securities.  We will issue notes under the indenture, dated as of October 28, 2013 (the “Indenture”) between Leucadia National Corporation (the former name of the Company) and The Bank of New York Mellon, as trustee.  The medium-term notes issued under the Indenture will constitute a single series under the Indenture, together with any medium-term notes we issue in the future under the Indenture that we designate as being part of that series.  We may create and issue additional notes with the same terms as previous issuances of medium-term notes, so that the additional notes will be considered as part of the same issuance as the earlier notes; provided, that if such additional notes are not fungible with the earlier notes for U.S. federal income tax purposes, the additional notes must have a separate CUSIP number from the earlier notes.
The Indenture does not limit the amount of additional indebtedness that we may incur.  As of the date of this prospectus supplement, the Company had $0 aggregate principal amount (on a fair value basis) of Series A medium-term notes outstanding under the Indenture. The Company has authorized the issuance of up to $2 billion aggregate principal amount of new senior debt securities, including any new Series A medium-term notes.

You can obtain copies of the Indenture by following the directions outlined in “Where You Can Find More Information” accompanying prospectus, or by contacting the trustee.

The following briefly summarizes the material provisions of the Indenture and the notes, other than pricing and related terms disclosed for a particular issuance in an accompanying pricing supplement. You should read the more detailed provisions of the Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of the notes, which will be described in more detail in an accompanying pricing supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated into this prospectus supplement by reference, and the statement in this prospectus supplement is qualified by that reference.

Unless otherwise provided for a particular issuance in an accompanying pricing supplement, the trustee under the Indenture will be The Bank of New York Mellon. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below.

Second, the trustee performs administrative duties for us, such as sending you interest payments and notices. When we refer to the “trustee” with respect to any notes, we mean the trustee under the Indenture.

The Indenture provides that our unsecured senior or subordinated notes may be issued in one or more series, with different terms, in each case as we authorize from time to time. The provisions of the Indenture allow us not only to issue notes with terms different from those of notes previously issued under the Indenture, but also to “reopen” previously issued notes and issue additional notes as the same series, with the same CUSIP number, stated maturity, interest payment dates, if any, and other terms, except for the initial interest payment date, issue price, initial interest accrual date and the amount of the first interest payment; provided, that if such additional notes are not fungible with the outstanding notes of that series for U.S. federal income tax purposes, the additional notes must have a separate CUSIP number.

As currently anticipated, notes of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “Book-Entry Procedures and Settlement”.
The notes may be presented for exchange, and notes other than a global security may be presented for registration of transfer, at the principal Corporate Trust Office of The Bank of New York Mellon in New York City.
Holders will not have to pay any service charge for any registration of transfer or exchange of notes, but we may (unless otherwise provided in such note) require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of notes, other than exchanges pursuant to Sections 3.04, 3.06, 9.06 and 11.07 of the Indenture not involving any transfer.
Market-Making and Other Transactions as Principal. If a note  is purchased in a market-making or other transaction as principal, information about the price paid and trade and settlement dates in a separate confirmation of sale will be distributed. A market-making or other principal transaction is one in which Jefferies LLC or one of our other subsidiaries resells a note that it has previously acquired from another holder. A market-making or other principal transaction in a particular note occurs after the original issuance and sale of the security.
Some Definitions
We have defined some of the terms that we use frequently in this prospectus supplement below:
A “business day” when used with respect to any place of payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place of payment are authorized or obligated by law or executive order to close; provided that, when used with respect to any note, “Business Day” may have such other meaning, if any, as may be specified for such note as contemplated by Section 3.01 in the Indenture.
“Clearstream” means Clearstream Banking, S.A., Luxembourg.
“DTC” means The Depository Trust Company, New York, New York.
“Euroclear” means Euroclear Bank SA/NV.

An “interest payment date” for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.
For any certificated note issued in definitive form, the “record date” for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day; provided, however, that any interest payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.  For any global registered note, the “record date” for any interest payment date is the date one business day prior to such interest payment date; provided, however, that any interest payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.
References in this prospectus supplement to “U.S. dollars,” or “U.S. $” or “$” are to the currency of the United States of America.  References in this prospectus supplement to “euro” and “€” are to the single currency introduced at the commencement of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.
Denominations.
We will issue the notes:
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for U.S. dollar-denominated notes, in denominations of $1,000 or any amount greater than $1,000 that is an integral multiple of $1,000, unless otherwise specified in the applicable pricing supplement; or

■
for notes denominated in a specified currency other than U.S. dollars, unless otherwise specified in the applicable pricing supplement, in denominations of the equivalent of $1,000, rounded to an integral multiple of 1,000 units of the specified currency, or any larger integral multiple of 1,000 units of the specified currency, as described in the applicable pricing supplement, on the business day immediately preceding the date of issuance.

Notes (including notes denominated in pounds sterling) in respect of which the issue proceeds are to be accepted in the United Kingdom and which have a maturity of less than one year shall have a minimum denomination and redemption value of £100,000 (or if the notes are denominated in a currency other than pounds sterling, as specified in the pricing supplement, at least the equivalent thereof in such currency using the spot rate as of the date of issue).
Other General Terms of the Notes
We describe generally how principal and interest payments on the notes are made, how exchanges and transfers of the notes are effected, how fixed and floating rates of interest on the notes are calculated and how redemption of the notes may be effected by us or our repurchase of the notes may be required below.
Terms Specified in Pricing Supplements
A pricing supplement will specify the following terms of any issuance of our medium-term notes to the extent applicable:
■	the specific designation of the notes;

■	the issue price (price to public);
■	the aggregate principal amount;
■	the denominations or minimum denominations;
■	the original issue date;
■	whether the notes are senior or subordinated;
■	the stated maturity date and any terms related to any extension of the maturity date;
■	whether the notes are fixed rate notes, floating rate notes, notes with original issue discount and/or amortizing notes;
■	for fixed rate notes, the rate per year at which the notes will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;
■
for floating rate notes, the base rate, the index maturity, the spread, the spread multiplier, the initial interest rate, the interest reset periods, the interest payment dates, the maximum interest rate, the minimum interest rate and any other terms relating to the particular method of calculating the interest rate for the note;

■	whether interest will be payable in cash or payable in kind;
■	if the note is an amortizing note, the amortization schedule;
■	whether the notes may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;
■
whether the notes are currency-linked notes and/or notes linked to commodity prices, securities of entities affiliated or not affiliated with us, baskets of those securities or indices or any other property, or any combination of the above;

■
the terms on which holders of the notes may convert or exchange them into or for the cash value of stock or other securities of entities affiliated or not affiliated with us or for the cash value of any other property, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may effect the conversion or exchange;

■	whether the notes are renewable notes;
■
if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination, including exchange rates as against the U.S. dollar at selected times during the last five years and any exchange controls affecting that specified currency;

■	whether the notes will be listed on any stock exchange;
■	whether the notes will be issued in book-entry or certificated form;
■	if the notes are in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream as well as through DTC (each as defined below); and
■	any other terms on which we will issue the notes.
Types of Notes

Senior Debt

Senior debt will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

Subordinated debt will rank subordinated and junior in right of payment, to the extent set forth in the Indenture, to all our senior debt.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the Indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means all indebtedness and obligations (other than the notes) of, or guaranteed or assumed by, us that are for borrowed money or are evidenced by bonds, debentures, notes or other similar instruments, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed, and all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations, unless in any such case the instrument by which such indebtedness or obligations are created, incurred, assumed or guaranteed by us, or are evidenced, provides that they are subordinate, or are not superior, in right of payment to the notes.

Fixed and Floating Rate Notes

We may issue fixed or floating rate notes.

Fixed rate notes will bear interest at a fixed rate described in the pricing supplement. This type includes zero coupon notes, which bear no interest and are often issued at a price lower than the principal amount. Material federal income tax consequences and other special considerations applicable to any notes issued at a discount will be described in the applicable pricing supplement.

Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect for that note, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any interest rate calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the pricing supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate notes and its affiliates, and they may include our affiliates.

Indexed Notes

This type of note provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:
•	securities of one or more issuers;
•	currencies;
•	commodities;
•	indices;
•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or
•	baskets of the items described above.

An indexed note may bear interest at a fixed or floating rate, if specified in the applicable pricing supplement. The pricing supplement will include information about the relevant index or indices, about how amounts that are to become payable will be determined by reference to the price or value of that index or indices, and about the terms on which the security may be settled.

Notes Denominated in a Foreign Currency
Payment Procedures for Book-Entry Notes Denominated in a Foreign Currency.  Book-entry notes payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those notes may elect to receive all or a portion of the payments of principal, premium, if any, or interest, if any, in U.S. dollars.  In those cases, DTC will elect to receive all payments with respect to the beneficial owner’s interest in the notes in U.S. dollars, unless the beneficial owner takes the following steps:
■
The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry notes of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States.  In the case of a note payable in euro, the account must be a euro account in a country for which the euro is the lawful currency.

■
The participant must notify DTC of the beneficial owner’s election on or prior to the seventh business day prior to the applicable record date, for payments of interest, and on or prior to the twelfth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

■
DTC will notify the paying agent of the beneficial owner’s election on or prior to the fifth business day prior to the applicable record date, for payments of interest, and on or prior to the tenth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to DTC.

Payment Procedures for Certificated Notes Denominated in a Foreign Currency.  For certificated notes payable in a specified currency other than U.S. dollars, the notes may provide that the holder may elect to receive all or a portion of the payments on those notes in U.S. dollars.  To do so, the holder must send a written request to the paying agent:
■	for payments of interest, on or prior to the fifth business day prior to the applicable record date; or
■	for payments of principal, at least ten business days prior to the maturity date or any redemption or repayment date.
To revoke this election for all or a portion of the payments on the certificated notes, the holder must send written notice to the paying agent:
■	at least five business days prior to the applicable record date, for payment of interest; or
■	at least ten calendar days prior to the maturity date or any redemption or repayment date, for payments of principal.
If the holder does not elect to be paid in U.S. dollars, the paying agent will pay the principal, premium, if any, or interest, if any, on the certificated notes:
■
by wire transfer of immediately available funds in the specified currency to the holder’s account at a bank located outside the United States, and in the case of a note payable in euro, in a country for which the euro is the lawful currency, if the paying agent has received the holder’s written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

■	by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the note register, if the holder has not provided wire instructions.
However, the paying agent will only pay the principal of the certificated notes, any premium and interest, if any, due at maturity, or on any redemption or repayment date, upon surrender of the certificated notes at the office or agency of the paying agent.
Determination of Exchange Rate for Payments in U.S. Dollars for Notes Denominated in a Foreign Currency.  Our affiliate, Jefferies International Limited, in its capacity as exchange rate agent, or a different exchange rate agent identified in the applicable pricing supplement, will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry notes that do not follow the procedures we have described immediately above.  The conversion will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:
■	of the specified currency for U.S. dollars for settlement on the payment date;
■	in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and
■	at which the applicable dealer commits to execute a contract.
One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate.  If those bid quotations are not available, payments will be made in the specified currency.  The holders or beneficial owners of notes will pay all currency exchange costs by deductions from the amounts payable on the notes.
Unavailability of Foreign Currency.  Unless otherwise specified in the applicable pricing supplement, if a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate, which might be an extremely unfavorable rate at the time of any such unavailability. However, if the applicable currency for any security is not available because the euro has been substituted for that currency, we would make the payments in euro.
Discount Notes
Some notes may be issued with original issue discount, which must be included in income for U.S. federal income tax purposes at a constant yield.  We refer to these notes as “discount notes.”  See the discussion under “United States Federal Taxation—U.S. Holders—Discount Notes” below.  In the event of a redemption or repayment of any discount note or if any discount note is declared to be due and payable immediately as described under this “Description of Notes” section, the amount of principal due and payable on that note will be limited to:

◾	the aggregate principal amount of the note multiplied by the sum of,
◾	its issue price, expressed as a percentage of the aggregate principal amount, plus
◾	the original issue discount accrued from the interest accrual date to the date of redemption, repayment or declaration, expressed as a percentage of the aggregate principal amount.
For purposes of determining the amount of original issue discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, original issue discount will be accrued using a constant yield method.  The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable discount note (with ratable accruals within a compounding period), and an assumption that the maturity of a discount note will not be accelerated.  If the period from the date of issue to the first interest payment date for a discount note (the “initial period”) is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued.  If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.  The accrual of the applicable original issue discount described above may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), certain notes may be issued at a discount, but not be treated as having original issue discount within the meaning of the Code, and notes other than discount notes may be treated as issued with original issue discount for federal income tax purposes.  See the discussion under “United States Federal Taxation—U.S. Holders—Discount Notes” below.  See the applicable pricing supplement for any special considerations applicable to these notes.
Renewable Notes
We may also issue variable rate renewable notes which will bear interest at a specified rate that will be reset periodically based on a base rate and any spread and/or spread multiplier, subject to the minimum interest rate and the maximum interest rate, if any.  Any renewable notes we issue will be book-entry floating rate notes.  The general terms of the renewable notes are described below.
Automatic Extension of Maturity.  The renewable notes will mature on the date specified in the applicable pricing supplement, which we refer to as the “initial maturity date.”  On the interest payment dates in each year specified in the applicable pricing supplement, each of which is treated as an election date under the terms of the renewable notes, the maturity of the renewable notes will automatically be extended to the interest payment date occurring twelve months after the election date, unless the holder elects to terminate the automatic extension of maturity for all or any portion of the principal amount of that holder’s note.  However, the maturity of the renewable notes may not be extended beyond the final maturity date, which will be specified in the applicable pricing supplement.
Holder’s Option to Terminate Automatic Extension.  On an election date, the holder may elect to terminate the automatic extension of the maturity of the renewable notes or of any portion of the renewable note having a principal amount of $1,000 or any integral multiple of $1,000.  To terminate the extension, the holder must deliver a notice to the paying agent within the time frame specified in the applicable pricing supplement.  This option may be exercised for less than the entire principal amount of the renewable notes, as long as the principal amount of the remainder is at least $1,000 or any integral multiple of $1,000.
If the holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the renewable notes and this election is not revoked as described below, that portion will become due and payable on the interest payment date falling six months after the applicable election date.
Revocation of Election by Holder.  The holder may revoke an election to terminate the automatic extension of maturity as to any portion of the renewable notes having a principal amount of $1,000 or any integral multiple of $1,000.  To do so, the holder must deliver a notice to the paying agent on any day after the election to terminate the automatic extension of maturity is effective and prior to the fifteenth day before the date on which that portion would otherwise mature.  The holder may revoke the election for less than the entire principal amount of the renewable notes as long as the principal amount of both the portion whose maturity is to be terminated and the remainder whose maturity is to be extended is at least $1,000 or any integral multiple of $1,000.  However, a revocation may not be made during the period from and including a record date to but excluding the immediately succeeding interest payment date.
An election to terminate the automatic extension of the maturity of the renewable notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon that subsequent holder.
Redemption of Notes at Company’s Option.  The Company has the option to redeem renewable notes in whole or in part on the interest payment dates in each year specified in the applicable pricing supplement, commencing with the interest payment date specified in the applicable pricing supplement.  The redemption price will be equal to 100% of the principal amount of the renewable notes to be redeemed, together with accrued and unpaid interest to the date of redemption.  Notwithstanding anything to the contrary in this prospectus supplement, we will send a notice of redemption to each holder at least 180 days and not more than 210 days prior to the date fixed for redemption.

Remarketing of Notes.  We may issue renewable notes with the spread or spread multiplier to be reset by a remarketing agent in remarketing procedures.  A description of the remarketing procedures, the terms of the remarketing agreement between us and the remarketing agent and the terms of any additional agreements with other parties that may be involved in the remarketing procedures will be set forth in the applicable pricing supplement and in the relevant renewable notes.
Exchangeable Notes
We may issue notes, which we refer to as “exchangeable notes,” that are optionally or mandatorily exchangeable into the cash value of:
■	the securities of an entity affiliated or not affiliated with us;
■	a basket of those securities; or
■	an index or indices of those securities.

The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium.
Optionally Exchangeable Notes.  The holder of an optionally exchangeable note may, during a period, or at specific times, exchange the note for the cash value of the underlying property at a specified rate of exchange.  If specified in the applicable pricing supplement, we will have the option to redeem the optionally exchangeable note prior to maturity.  If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity or any applicable redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity or upon redemption.
Mandatorily Exchangeable Notes.  At maturity, the holder of a mandatorily exchangeable note must exchange the note for the cash value of the underlying property at a specified rate of exchange, and, therefore, depending upon the value of the underlying property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity.  If so indicated in the applicable pricing supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying property so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying property.  Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the cash value of the underlying property.
Payments upon Exchange.  Upon exchange, at maturity or otherwise, the holder of an exchangeable note will receive, at the specified exchange rate, the cash value of the underlying property.  The underlying property may be the securities of either U.S. or foreign entities or both.  The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted.  Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement.
Special Requirements for Exchange of Global Securities.  If an optionally exchangeable note is represented by a global note, DTC’s nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange.  In order to ensure that DTC’s nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify DTC of its desire to exercise a right to exchange.  Different firms have different deadlines for accepting instructions from their customers.  Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to DTC.
Payments upon Acceleration of Maturity or upon Tax Redemption.  If the principal amount payable at maturity of any exchangeable note is declared due and payable prior to maturity, the amount payable on:
■
an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of declaration or tax redemption without having received the amount due upon exchange, the amount payable will be an amount of cash equal to the amount due upon exchange and will not include any accrued but unpaid interest; and

■
a mandatorily exchangeable note will equal an amount determined as if the date of declaration or tax redemption were the maturity date plus accrued interest, if any, to but excluding the date of payment.

Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices
We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to one or more commodity prices, securities of entities affiliated or not affiliated with us, baskets of those securities or indices of those securities or any other property, or any combination of the above.  These notes may include other terms, which will be specified in the applicable pricing supplement.
Currency-Linked Notes
We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to the value of one or more currencies as compared to the value of one or more other currencies, which we refer to as “currency-linked notes.”  The pricing supplement will specify the following:
■	information as to the one or more currencies to which the principal amount payable on any principal payment date or the amount of interest payable on any interest payment date is linked or indexed;
■	the currency in which the face amount of the currency-linked note is denominated, which we refer to as the “specified currency”;
■	the currency in which principal on the currency-linked note will be paid, which we refer to as the “payment currency”;
■	the interest rate per annum and the dates on which we will make interest payments;
■	specific historic exchange rate information and any currency risks relating to the specific currencies selected; and
■	U.S. federal income tax considerations.

The specified currency and the payment currency may be the same currency or different currencies.  Interest on currency-linked notes will be paid in the specified currency.
Principal Amount, Stated Maturity and Maturity
Unless otherwise stated, the principal amount of a note means the principal amount payable at its stated maturity, unless such amount is not determinable, in which case the principal amount of a note is its face amount. Any notes owned by us or any of our affiliates are not deemed to be outstanding.
The term “stated maturity” with respect to any note means the day on which the principal amount of the applicable note is scheduled to become due. The principal of the note may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the note. The day on which the principal of the note actually becomes due, whether at the stated maturity or otherwise, is called the “maturity” of the principal. The principal amount of the note will be distributed at maturity (plus accrued and unpaid interest, if any), unless the applicable pricing supplement specifies another amount.
The terms “stated maturity” and “maturity” are used to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. The “stated maturity” or the “maturity” of a note without specifying a particular payment means the stated maturity or maturity, as the case may be, of the principal.
Redemption and Repurchase of the Notes
Optional Redemption of the Notes.  The pricing supplement will indicate either that the notes cannot be redeemed prior to maturity or will indicate the terms of any option to redeem the notes.
Repayment at Option of Holder.  If applicable, the pricing supplement relating to each note will indicate that the holder has the option to have us repay the note on a date specified prior to its maturity date.
Payment and Paying Agents
Distributions on the notes other than those represented by global notes will be made in the designated currency against surrender of the notes at the principal corporate trust office of The Bank of New York Mellon in New York City. Payment will be made by the applicable paying agent to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of The Bank of New York Mellon in New York City, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the pricing supplement.
Calculation Agent
Calculations relating to the notes will be made by the calculation agent, which will initially be Jefferies Financial Services Inc., the Company’s subsidiary, unless the applicable pricing supplement states otherwise. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the note without your consent and without notifying you of the change.
Covenants
Limitations on Liens. The Indenture provides that we will not, and will not permit any designated subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any voting stock of any designated subsidiary, without providing that each series of senior debt securities and, at our option, any other indebtedness ranking equally and ratably with such indebtedness, is secured equally and ratably with (or prior to) such other secured indebtedness (Section 10.05).
Limitations on Mergers and Sales of Assets. The Indenture provides that the Issuer will not merge into, consolidate with or transfer our assets substantially as an entirety (i.e., 90% or more) to any Person, unless:
•
either (1) the Issuer is the continuing corporation, or (2) the successor corporation, if other than the Issuer, (i) is an entity treated as a “corporation” for U.S. tax purposes or the Company obtains either (x) an opinion of tax counsel of recognized standing who is reasonably acceptable to the Trustee, or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such transfer, will not result in an exchange of the Securities for new debt instruments for U.S. federal income tax purposes, and (ii) expressly assumes by supplemental indenture, in form satisfactory to the trustee, the due and punctual payment of the obligations evidenced by the Securities and the performance of all of the Company’s other obligations under the Indenture;

•
immediately after the transaction, there would not be any default in the performance of any covenant or condition of the Indenture, or event which, after notice or lapse of time, or both, would constitute a default in the performance of any covenant or condition in the Indenture, unless an exception under the Indenture applies; and

•	we have delivered an opinion of counsel to the trustee as required under the Indenture (Section 8.01).
For purposes of the Indenture, “corporation” is defined to include a corporation, association, company (including a limited liability company), joint-stock company, or business.
Other than the restrictions described above, the Indenture does not contain any covenants or provisions that would protect holders of the notes in the event of a highly leveraged transaction. Specifically, the Indenture does not limit the amount of indebtedness we may incur.
Modification of the Indenture
Under the Indenture, we and the relevant trustee can enter into supplemental indentures to establish the form and terms of any new series of notes without obtaining the consent of any holder of notes (Section 9.01).
In addition, except as may otherwise be provided pursuant to Section 3.01 for all or any specific notes of any series, without the consent of any holders, when authorized by a board resolution at any time, we and the trustee may enter into one or more supplemental indentures, in form satisfactory to the trustee, for any of the following purposes:
•
to evidence the succession of another corporation to us, or successive successions, and the assumption by any such successor of our covenants, agreements and obligations pursuant to Article 8 of the Indenture;

•
to add to our covenants such further covenants, restrictions or conditions for the protection of the holders of the notes of any or all series as we and the Trustee shall consider to be for the protection of the holders of the notes of any or all series or to surrender any right or power conferred upon us in the Indenture (and if such covenants or the surrender of such right or power are to be for the benefit of less than all series of notes, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified series);

•
to cure any ambiguity, to correct or supplement any provision of the Indenture which may be inconsistent with any other provision of the Indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under the Indenture that do not adversely affect the interests of the holders of notes of any series in any material respect;

•
to add to the Indenture such provisions as may be expressly permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), excluding, however, the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which this instrument is executed or any corresponding provision in any similar federal statute hereafter enacted;

•	to add guarantors or co-obligors with respect to any series of notes;
•	to secure any series of notes;
•
to establish any form of Security, as provided in Article 2 of the Indenture, and to provide for the issuance of any series of notes, as provided in Article 3 of the Indenture, and to set forth the terms thereof, and/or to add to the rights of the holders of the notes of any series;

•
to evidence and provide for the acceptance of appointment by a successor trustee with respect to the notes of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11 of the Indenture;

•
to add any additional Events of Default in respect of the notes of any or all series (and if such additional Events of Default are to be in respect of less than all series of notes, stating that such Events of Default are expressly being included solely for the benefit of one or more specified series);

•	to comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA; or

•	to make any change that does not adversely affect in any material respect the interests of the holders of such notes.
We and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the notes of a series, modify the Indenture or the rights of the holders of the notes of such series.
No such modification may, without the consent of each holder of an affected note:
•
change the Scheduled Maturity Date or the stated payment date of any payment of premium or interest payable on any note, or reduce the principal amount thereof, or any amount of interest or premium payable thereon;

•
change the method of computing the amount of principal of any note or any interest payable thereon on any date, or change any Place of Payment where, or the coin or currency in which, any note or any payment of premium or interest thereon is payable;

•
impair the right to institute suit for the enforcement of any payment described in clauses (a) or (b) on or after the same shall become due and payable, whether at Maturity or, in the case of redemption or repayment, on or after the Redemption Date or the Repayment Date, as the case may be;

•	change or waive the redemption or repayment provisions of any series;
•
reduce the percentage in principal amount of the outstanding notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences, provided for in the Indenture;

•
modify any of the provisions of Section 9.02 or Section 5.13 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in Section 9.02 of the Indenture, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.01(h) of the Indenture;

•	adversely affect the ranking or priority of any series;
•	release any guarantor or co-obligor from any of its obligations under its guarantee of the notes or the Indenture, except in compliance with the terms of the Indenture; or
•	waive any Event of Default pursuant to Section 5.01(a), Section 5.01(b) or Section 5.01(c) of the Indenture with respect to such note.
Defaults
The Indenture provides that Events of Default regarding any series of notes will be any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated by Section 3.01 of the Indenture:
•	our failure to pay required interest on any note of such series for 30 days;
•	our failure to pay principal or premium, if any, on any note of such series when due;
•	our failure to make any required scheduled installment payment on notes of such series;
•
our failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of notes other than such series; and

•	certain events of bankruptcy or insolvency, whether voluntary or not (Section 5.01).
In addition, the Indenture provides that our failure, or the failure of a Material Subsidiary, to pay beyond any applicable grace period, or the acceleration of, indebtedness of $50,000,000 or more will be an event of default.
If an event of default regarding notes of any series issued under the Indenture should occur and be continuing, then and in each and every such case, unless the principal of all the notes of such series shall have already become due and payable, either the trustee or the holders of not less than 51% in aggregate principal amount of outstanding notes of such series, by notice in writing to the Company (and to the Trustee if given by holders), may declare the principal amount of each note of that series  and any and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, any provision of the Indenture or the notes of such series to the contrary notwithstanding (Section 5.02). We are required to file annually with the trustee a statement of an officer as to the fulfillment by us of our obligations under the Indenture during the preceding year (Section 10.04).
No event of default regarding one series of notes issued under the Indenture is necessarily an event of default regarding any other series of notes.
Holders of a majority in principal amount of the outstanding notes of any series will be entitled to control certain actions of the trustee under the Indenture and to waive past defaults regarding such series (Sections 5.12 and 5.13). The trustee generally cannot be required by any of the holders of notes to take any action, unless one or more of such holders shall have provided to the trustee reasonable security or indemnity satisfactory to the trustee (Section 6.03).
If an event of default occurs and is continuing regarding a series of notes, the trustee may use any sums that it holds under the Indenture for its own reasonable compensation and expenses incurred prior to paying the holders of notes of such series (Section 5.06).
Before any holder of any series of notes may institute action for any remedy, except payment on such holder’s note when due, the holders of not less than 51% in principal amount of the outstanding notes of that series must request the trustee to take action. Holders must also offer and give reasonable indemnity satisfactory to the trustee against liabilities incurred by the trustee for taking such action (Sections 5.07).

Defeasance
Except as may otherwise be set forth in an accompanying pricing supplement, the provisions for full defeasance and covenant defeasance described below will not apply to each senior and subordinated note. When there is a defeasance and discharge, the Indenture will no longer govern the notes of such series; we will no longer be liable for payments required by the terms of the notes of such series and the holders of such notes will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.
Defeasance and Discharge. If there is a change in United States federal tax law, we can legally release ourselves from all payment and other obligations on any notes. This is called full defeasance and is further described in Section 4.02 of the Indenture. For us to do so, each of the following must occur:
•
We must deposit in trust for the benefit of all holders of those notes money or a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those notes on their various due dates;

•
There must be a change in current United States federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those notes any differently than if we did not make the deposit and just repaid those notes ourselves. Under current federal tax law, the deposit and our legal release from a note would be treated as though we took back the note and returned an appropriate share of the cash and notes or bonds deposited in trust. In that event, there may be a recognized gain or loss on the note;

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and
•	In the case of the subordinated notes, the following requirements must also be met:
o
No event or condition may exist that would prevent us from making payments of principal, premium or interest on those notes on the date of the deposit referred to above or during the 90 days after that date; and

o
We must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated notes would be entitled to some enumerated rights as secured creditors in the trust funds.

If we ever fully defeased a note, the trust deposit would make any and all payments on the applicable note. We would not be responsible for any payment in the event of any shortfall, and we will be deemed to have paid and satisfied our obligations on all outstanding notes of such series.

Covenant Defeasance. Under current United States law, we can make the same type of deposit described above and be released from the restriction on liens described and any other restrictive covenants relating to a note that may be described in the applicable pricing supplement. This is called covenant defeasance and is further described in Section 4.03. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any notes, we must:
•
deposit in trust for the benefit of the holders of those notes money or a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those notes on their various due dates; and

•
deliver to the trustee a legal opinion of our counsel confirming that under current United States federal income tax law we may make the above deposit without causing the holders to be taxed on those notes any differently than if we did not make the deposit and just repaid those notes ourselves.

In addition, in order to achieve covenant defeasance for any subordinated notes that have the benefit of any restrictive covenants, both conditions described in the last bullet point under “-Defeasance” above must be satisfied. Subordinated notes will not have the benefit of any restrictive covenants unless the applicable pricing supplement specifically provides that they do.
We will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such notes, relating to the notes of such series (Section 4.04).
Payment of Additional Amounts
If so noted in the applicable pricing supplement for a particular issuance, we will pay to the holder of any note that is beneficially owned by a United States alien holder (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on the note, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any taxing authority thereof or therein, will not be less than the amount provided in such note to be then due and payable. We will not be required, however, to make any payment of additional amounts for or on account of:
•
any tax, assessment or other governmental charge that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of such note (or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor), being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having or having had a permanent establishment in the United States;

•
any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of the note for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;
•
any tax, assessment or other governmental charge imposed by reason of such holder’s or beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

•	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, such note;
•
any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any note if such payment can be made without withholding by any other paying agent;

•
any tax, assessment or other governmental charge that is imposed by reason of a holder’s or beneficial owner’s present or former status as (i) the actual or constructive owner of 10% or more of the total combined voting power of Jefferies Financial Group Inc. stock, as determined for purposes of Section 871(h)(3)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), (or any successor provision) or (ii) a controlled foreign corporation that is related to us, as determined for purposes of Section 881(c)(3)(C) of the Code (or any successor provision);

•
any tax, assessment or other governmental charge (i) in the nature of a backup withholding tax, (ii) as a result of the failure to comply with information reporting requirements or (iii) imposed or required pursuant to Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations promulgated thereunder (commonly referred to as “FATCA”), or imposed under any substantially similar successor legislation, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection therewith;

•
any tax, assessment or other governmental charge imposed solely because the holder or the beneficial owner of such note (i) is a bank purchasing such note in the ordinary course of its lending business or (ii) is a bank that is neither (a) buying such note for investment purposes nor (b) buying such note for resale to a third party that either is not a bank or holding such note for investment purposes only;

•
any tax, assessment or other governmental charge imposed in whole or in part by reason of such holder’s or beneficial owner’s past or present status as a corporation that accumulates earnings to avoid U.S. federal income tax or as a private foundation, a foreign private foundation or other tax-exempt organization; or

•	any combinations of items identified in the bullet points above.
In addition, we will not be required to pay any additional amounts to any holder or beneficial owner that is a fiduciary or partnership or other than the sole beneficial owner of such note to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the note. In addition, if withholding of tax is required on notes linked to U.S. equities or equity indices under Treasury regulations promulgated under Section 871(m) of the Code, we will not be required to pay any additional amounts with respect to amounts withheld.
The term United States alien holder means any corporation, partnership, individual or fiduciary that is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purpose, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.
Redemption upon a Tax Event
If so noted in the applicable pricing supplement for a particular issuance, we may redeem the notes in whole, but not in part, on not more than 60 days’ and not less than 30 days’ notice, at a redemption price equal to 100% of their principal amount, plus all accrued but unpaid interest through the redemption date if we determine that as a result of a change in tax law (as defined below):
•	we have or will become obligated to pay additional amounts as described under the heading “Payment of Additional Amounts”; or
•	there is a substantial possibility that we will be required to pay such additional amounts.
A change in tax law that would trigger the provisions of the preceding paragraph is any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in the laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of the laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before the date of the applicable pricing supplement for the particular issuance of notes to which this section applies except for proposals before the Congress prior to that date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of the action, whether or not the action or proposal was taken or made with respect to us.
Prior to the publication of any notice of redemption, we shall deliver to the trustee an officers’ certificate stating that we are entitled to effect the aforementioned redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred, and an opinion of counsel to such effect based on such statement of facts.
Governing Law
The debt securities and the Indenture will be governed by New York law without regard to conflicts of law principles.
Concerning the Trustee under the Indenture
We have and may continue to have banking and other business relationships with The Bank of New York Mellon, or any subsequent trustee, in the ordinary course of our business.

FORM, EXCHANGE AND TRANSFER
We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or “Clearstream,” and Euroclear Bank SA/NV, as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
We will offer the notes on a continuing basis and each note will be represented either by a certificate issued in definitive form to a particular investor or by one or more global notes representing the entire issuance of notes. Both certificated notes in definitive form and global notes will be issued only in registered form. We may issue the notes either alone or as part of a unit. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries. Certificated notes in definitive form name a holder or its nominee as the owner of the note, and, in order to transfer or exchange these notes or to receive payments other than interest or other interim payments, a holder or its nominee must physically deliver the notes to the trustee, registrar, paying agent or other agent, as applicable. Global notes name a depositary or its nominee as the owner of the notes represented by these global notes. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the notes through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “-Global Notes.”
Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any other agents of ours or any agents of the trustee run only to the persons or entities named as holders of the notes in the relevant security register. Neither we nor any trustee, other agent of ours or agent of the trustee have obligations to investors who hold beneficial interest in global notes, in street name or by any other indirect means.
Upon making a payment or giving a notice to the holder as required by the terms of that note, we will have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that note but does not do so. Similarly, if we want to obtain the approval or consent of the holders of any notes for any purpose, we would seek the approval only from the holders, and not the indirect owners, of the relevant notes. Whether and how the holders contact the indirect owners would be governed by the agreements between such holders and the indirect owners.
Global Notes

For notes in book-entry form, we will  issue notes in the form of one or more global notes that will be deposited with a depositary or its nominee identified in the applicable pricing supplement and registered in the name of that depositary or its nominee. In those cases, one or more global notes will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the notes to be represented by global notes. Unless and until it is exchanged in whole for certificated notes in definitive registered form, a global note may not be transferred except as a whole by and among the depositary for the global note, the nominees of the depositary or any successors of the depositary or those nominees.

Notes issued in registered global form primarily outside the United States will be deposited with a common depositary or a common safekeeper for Euroclear and/or Clearstream and will be registered in the name of a nominee of the common depositary or common safekeeper. We anticipate that the provisions described under “-The Depositary” below will apply to all other depositary arrangements, unless otherwise described in the pricing supplement relating to those notes.

The Depositary

Except as otherwise described herein or in the applicable pricing supplement, DTC will be designated as the depositary for any registered global note. Each registered global note will be registered in the name of Cede & Co., DTC’s nominee.

Unless otherwise specified in the applicable pricing supplement, beneficial interests in the global notes will be held in denominations of $1,000 and integral multipliers of $1,000 in excess thereof. One fully-registered note certificate will be issued for each issue of the notes, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to $500 million of the principal amount, and an additional certificate will be issued with respect to any remaining.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act, as amended. DTC holds notes deposited with it by its direct participants, and it facilitates the settlement of transactions among its direct participants in those notes through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of notes certificates. DTC’s direct participants include both U.S. and non-U.S. securities brokers and dealers, including the agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations, such as Euroclear and Clearstream, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at dtcc.com. Information on that website is not included or incorporated by reference herein.

Purchases of the notes under DTC’s system must be made by or through its direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (the “beneficial owner”) is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee of DTC do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, tenders, defaults, and proposed amendments to the note documents. For example, beneficial owners of notes may wish to ascertain that the nominee holding the notes for its benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Neither DTC nor Cede & Co. (nor such other nominee of DTC) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the notes are credited on the record date.

Redemption proceeds, distributions, and dividend payments on the notes will be made to Cede & Co. or such other nominee as may be requested by DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility, or the responsibility any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

DTC may discontinue providing its services as depositary with respect to the notes at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained by us within 90 days, note certificates are required to be printed and delivered. In addition, under the terms of the Indenture, we may at any time and in our sole discretion decide not to have any of the notes represented by one or more registered global notes. We understand, however, that, under current industry practices, DTC would notify its participants of our request, but will only withdraw beneficial interests from a global note at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any certificated notes issued in definitive form in exchange for a registered global note will be registered in the name or names that DTC gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that DTC’s instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the registered global note that had been held by DTC.

According to DTC, the foregoing information relating to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof. DTC may change or discontinue the foregoing procedures at any time.

BOOK ENTRY PROCEDURES AND SETTLEMENT
The notes may be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of DTC, and registered in the name of Cede & Co. Beneficial interests in the registered global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the registered global notes held by DTC through Clearstream or Euroclear if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in the registered global notes in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank, N.A., a New York corporation, will act as depositary for Euroclear. We refer to each of Citibank, N.A. and JPMorgan Chase Bank, N.A., acting in this depositary capacity, as the “U.S. Depositary” for the relevant clearing system. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to DTC, another nominee of DTC or to a successor of DTC or its nominee.

Individual certificates in respect of the notes will not be issued in exchange for the registered global notes, except in very limited circumstances. If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global notes or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the notes represented by registered global notes upon delivery of those registered global notes for cancellation.

Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Clearstream, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Clearstream and within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear. Book-entry interests in the notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the notes among Clearstream and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Euroclear and DTC.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de

Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of the Euroclear system, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. The Euroclear system is operated by Euroclear Bank SA/NV, or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with such intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Unless otherwise specified in the applicable pricing supplement, initial settlement for the notes offered on a global basis through DTC will be made in immediately available funds. Secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of interests in the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent notes settlement processing and dated the business day following the DTC settlement date. Credits of interests or any transactions involving interests in the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant and settled during subsequent notes settlement processing will be reported to the relevant Clearstream Participants or Euroclear Participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

SERIES A NOTES OFFERED ON A GLOBAL BASIS
If we offer any of the notes on a global basis, we will so specify in the applicable pricing supplement.  The additional information contained under “Form, Exchange and Transfer” and  “Book-Entry Procedures and Settlement” beginning on pages S-28 and S-32 of this prospectus supplement will apply to every offering on a global basis.  The provisions  described under “Book-Entry Procedures and Settlement—Global Clearance and Settlement Procedures” beginning on page S-34 of this prospectus supplement will apply to securities offered on a global basis unless we specify otherwise in the applicable pricing supplement.

UNITED STATES FEDERAL TAXATION
The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the notes and constitutes the opinion of our tax counsel, Sidley Austin LLP.  This discussion applies only to initial investors in the notes who:
■
purchase the notes at the “issue price,” which will equal the first price at which a substantial amount of the notes are sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

■	hold the notes as capital assets within the meaning of Section 1221 of the Code.
Subject to any additional discussion in the applicable pricing supplement, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the issue price of a note is equal to its stated issue price indicated in the applicable pricing supplement.
This section does not discuss the U.S. federal tax consequences of the acquisition, ownership, and disposition of notes that are exchangeable or that are not treated as debt instruments for U.S. federal income tax purposes. The U.S. federal tax consequences of an investment in notes that are exchangeable or that are not treated as debt instruments for U.S. federal income tax purposes will be set forth in the applicable pricing supplement.
This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:
■	U.S. expatriates and certain former citizens or long-term residents of the United States;
■	banks and certain financial institutions;
■	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
■	insurance companies;
■	certain dealers and traders in securities or commodities;
■	investors holding the notes as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
■	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
■	partnerships (or other entities classified as partnerships for U.S. federal income tax purposes), S corporations or other flow-through entities for U.S. federal income tax purposes;
■	regulated investment companies;
■	real estate investment trusts;
■	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively;
■	foreign governments or agencies; or
■	persons subject to the alternative minimum tax.
As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein.  Persons considering the purchase of notes should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
If a partnership or an entity treated as a partnership holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership.  A partner in a partnership or an entity treated as a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.
If the notes provide that the Company has the right to redeem them at greater than 100% of the principal amount of the notes, plus accrued interest, the discussion in this section is based in part on our determination that with respect to such notes there will be no more than a remote likelihood that it would exercise the right to redeem such notes. Our determination that there will be no more than a remote likelihood that the Company would redeem the notes is binding on holders of the notes, unless a holder discloses to the Internal Revenue Service (“IRS”), in the manner required by applicable Treasury regulations, that the holder is taking a different position. It is possible that the IRS may take a different position regarding the remoteness of the likelihood of redemptions, in which case, if the position of the IRS were sustained, the timing, amount and character of income recognized with respect to a note may be substantially different from that described herein, and a holder may be required to recognize income significantly in excess of payments received and may be required to treat as interest income all or a portion of any gain recognized on a disposition of a notes. This discussion assumes that the IRS will not take a different position or, if it takes a different position, that such position will not be sustained. Prospective purchasers should consult their own tax advisors as to the tax considerations that relate to the likelihood of redemption.
This discussion is subject to any additional discussion regarding U.S. federal taxation contained in the applicable pricing supplement.  Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal taxation with respect to the specific notes offered thereunder.
U.S. Holders
This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:
■	a citizen or individual resident of the United States;
■	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
■
a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

■	an estate the income of which is subject to U.S. federal income taxation regardless of its source.
Payments of Stated Interest.  Unless otherwise specified in the applicable pricing supplement and subject to the discussions below, stated interest paid on a note will be taxable to a

U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the holder’s method of accounting for U.S. federal income tax purposes.
Special rules governing the treatment of interest paid with respect to discount notes, short-term notes, floating rate notes, foreign currency notes, foreign currency contingent payment notes and contingent payment notes are described under “—Discount Notes,” “—Floating Rate Notes,” “—Short-Term Notes,” “—Foreign Currency Notes,” “—Foreign Currency Contingent Payment Notes” and “—Contingent Payment Notes” below.
Discount Notes
General.  A note (other than a short-term note, a contingent payment note or a foreign currency contingent payment note, all as defined below) that is issued at an issue price less than its “stated redemption price at maturity” will be considered to have been issued with “original issue discount” for U.S. federal income tax purposes (and will be referred to in this discussion as a “discount note”) unless the note satisfies a de minimis threshold (as defined below).  The “stated redemption price at maturity” of a note equals the sum of all payments required under the note other than payments of “qualified stated interest.”  “Qualified stated interest” is generally stated interest unconditionally payable in cash or in property (other than debt instruments of the Company) at least annually at a single fixed rate during the entire term of the note.  For a note that provides for interest only at a fixed rate, qualified stated interest is equal to the outstanding principal balance of the note multiplied by the single fixed rate of interest.  Subject to the discussion below under “—Notes Subject to Early Redemption,” if a note provides for more than one fixed rate of stated interest, interest payable at the lowest stated fixed rate generally is qualified stated interest and the excess, if any, is included in the stated redemption price at maturity for purposes of determining whether the note will be issued with original issue discount.  See “—Floating Rate Notes” below with regard to qualified stated interest in the case of floating rate notes.  The amount of original issue discount is equal to the excess of the stated redemption price at maturity over the issue price.
A note will not be considered to have original issue discount if the difference between the note’s stated redemption price at maturity and its issue price is less than a de minimis amount, defined by applicable Treasury regulations as 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity or, in the case of an installment obligation (as defined by applicable Treasury regulations), the weighted average maturity.  The weighted average maturity is the sum of the following amounts determined for each payment under the note other than a payment of qualified stated interest:  (i) the number of complete years from the issue date of the note until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the note’s stated redemption price at maturity.
A U.S. Holder of discount notes will be required to include any qualified stated interest payments in income in accordance with the holder’s method of accounting for U.S. federal income tax purposes.  U.S. Holders of discount notes will be required to include original issue discount in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, without regard to the timing of the receipt of cash payments attributable to this income.  Under this method, U.S. Holders of discount notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

The annual amount of original issue discount includable in income by the initial U.S. Holder of a discount note will equal the sum of the daily portions of the original issue discount with respect to the discount note for each day on which such holder held the note during the taxable year. Generally, the daily portions of the original issue discount are determined by allocating to each day in an accrual period the ratable portion of the original issue discount allocable to such accrual period. The term “accrual period” means an interval of time with respect to which the accrual of original issue discount is measured, which intervals may vary in length over the term of the note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or final day of an accrual period.
The amount of original issue discount allocable to an accrual period will be the excess of (i) the product of the adjusted issue price of the note at the commencement of such accrual period and its yield to maturity over (ii) the amount of any qualified stated interest payments allocable to the accrual period. The adjusted issue price of the note at the beginning of the first accrual period is its issue price, and, on any day thereafter, it is the sum of the issue price and the amount of the original issue discount previously includable in the gross income of any holder (without regard to any acquisition premium), reduced by the amount of any payment other than a payment of qualified stated interest previously made with respect to the note. There is a special rule for determining the original issue discount allocable to an accrual period if an interval between payments of qualified stated interest contains more than one accrual period. The yield to maturity of the note is the yield to maturity computed on the basis of a constant interest rate, compounding at the end of each accrual period. Such constant yield, however, must take into account the length of the particular accrual period. If all accrual periods are of equal length except for an initial or an initial and final shorter accrual period(s), the amount of original issue discount allocable to the initial period may be computed using any reasonable method. The original issue discount allocable to the final accrual period is in any event the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the note at the beginning of the final accrual period.
If a portion of the initial purchase price of a note is attributable to pre-issuance accrued interest, the first stated interest payment on the note is to be made within one year of the note’s issue date, and the payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. Holder may elect to decrease the issue price of the note by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note or includible in a U.S. Holder’s income, and should be excluded from a U.S. Holder’s adjusted basis in the note.
If a note provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal, if the timing and amount of the payments that comprise each payment schedule are known as of the issue date and if one of such schedules is significantly more likely than not to occur, the yield and maturity of the note are determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the note will be subject to the general rules that govern contingent payment obligations as discussed under “—Contingent Payment Notes” below.
U.S. Holders of discount notes containing a survivor’s option should consult with their tax advisors regarding the effect of such feature to their particular circumstances.

A U.S. Holder may make an election to include in gross income all interest that accrues on any note (including stated interest, original issue discount and de minimis original issue discount, as adjusted by any amortizable bond premium (as defined below)) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”).  Such election may be revoked only with the permission of the IRS.
Additional rules applicable to discount notes that are denominated in a specified currency other than the U.S. dollar, or have payments of interest or principal determined by reference to the value of one or more currencies other than the U.S. dollar, are described under “—Foreign Currency Notes” below.
Notes Subject to Early Redemption.  A note subject to redemption prior to maturity may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the note (which may affect whether the note is treated as issued with original issue discount and, if so, the timing of accrual of the original issue discount).  Under applicable Treasury regulations, we will generally be presumed to exercise an option to redeem a note if the exercise of the option will lower the yield on the note.  Conversely, you will generally be presumed to exercise an option to require us to repurchase a note if the exercise of the option will increase the yield on the note.  If such an option is not in fact exercised, the note will be treated, solely for purposes of calculating original issue discount, as if it were redeemed and a new note were issued on the presumed exercise date for an amount equal to the note’s “adjusted issue price” on that date.  A note’s “adjusted issue price” is defined as the sum of its issue price and the aggregate amount of previously accrued original issue discount, less any prior payments on the note other than payments of qualified stated interest.
Under these rules, if a note provides for a fixed rate of interest that increases over the term of the note, the note’s issue price is not below its stated principal amount and the Company has an option to redeem the note for an amount equal to the stated principal amount on or prior to the first date on which an increased rate of interest is in effect, the yield on the note will be lowered if the Company redeems the note before the initial increase in the interest rate, and therefore its redemption option will be treated as exercised.  Since the note will therefore be treated as if it were redeemed and reissued prior to the initial increase in the interest rate, the note will not be treated as issued with original issue discount.  If a note is not treated as issued with original issue discount and if, contrary to the presumption in the applicable Treasury regulations, the Company does not redeem the note before the initial increase in the interest rate, the same analysis will apply to all subsequent increases in the interest rate.  This means that the note that is deemed reissued will be treated as being redeemed prior to any subsequent increase in the interest rate, and therefore as issued without original issue discount.
Floating Rate Notes
General.  Floating rate notes are subject to special rules whereby a floating rate note will qualify as a “variable rate debt instrument” if:
■	the issue price does not exceed the total noncontingent principal payments due under the floating rate note by more than a specified de minimis amount;
■	it provides for stated interest, paid or compounded at least annually, at current values of:
■	one or more qualified floating rates,
■	a single fixed rate and one or more qualified floating rates,
■	a single objective rate, or

■	a single fixed rate and a single objective rate that is a qualified inverse floating rate, each as defined in the applicable Treasury regulations; and
■	certain other conditions, as set forth in the applicable Treasury regulations, are satisfied.
In general, a “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating rate note is denominated.  For example, the commercial paper rate, the SOFR rate and the CMT rate will generally be treated as qualified floating rates.  In general, a variable rate is not a “qualified floating rate” if it is subject to (i) a restriction or restrictions on the maximum stated interest rate (a “cap”), (ii) a restriction or restrictions on the minimum stated interest rate (a “floor”), (iii) a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a “governor”), or (iv) any other restrictions similar to (i), (ii) and (iii).  Notwithstanding the preceding sentence, the following restrictions will not cause a variable rate to fail to be a “qualified floating rate”:
■	a cap, floor, or governor that is fixed throughout the term of the floating rate note;
■
a cap or similar restriction that is not reasonably expected as of the issue date to cause the yield on the floating rate note to be significantly less than the expected yield determined without the cap;

■
a floor or similar restriction that is not reasonably expected as of the issue date to cause the yield on the floating rate note to be significantly more than the expected yield determined without the floor; or

■
a governor or similar restriction that is not reasonably expected as of the issue date to cause the yield on the floating rate note to be significantly more or significantly less than the expected yield determined without the governor.

In general, an “objective rate” is a rate that is not itself a qualified floating rate but that is determined using a single fixed formula that is based on objective financial or economic information.  A “qualified inverse floating rate” is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.
Unless otherwise provided in the applicable pricing supplement, it is expected, and the discussion below assumes, that a floating rate note will qualify as a “variable rate debt instrument.”  If a floating rate note with a term of more than one year (after taking into account the last possible day that the note could be outstanding under its terms) does not qualify as a “variable rate debt instrument,” then such a floating rate note will generally be treated as a “contingent payment debt instrument.”  For a description of the treatment of “contingent payment debt instruments,” see the discussion under “—Contingent Payment Notes” below.
Floating Rate Notes that Provide for a Single Variable Rate.  All stated interest on a floating rate note will constitute qualified stated interest and will be taxable accordingly (as described under “—Discount Notes—General” above) if:
■	the floating rate note provides for stated interest at a single variable rate throughout the term thereof; and
■	the stated interest on the floating rate note is unconditionally payable in cash or other property (other than debt instruments of the Company) at least annually.

Thus, such a floating rate note will generally not be treated as issued with original issue discount unless the floating rate note is issued at an issue price below its stated principal amount and the difference between the issue price and the stated principal amount is equal to or greater than a specified de minimis amount, as defined above under “—Discount Notes—General.”  For this purpose, and for purposes of the discussion below under “—Floating Rate Notes that Provide for Multiple Rates,” if a floating rate note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate and if the variable rate on the floating rate note’s issue date is intended to approximate the fixed rate (which will be presumed to be the case if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25%), then the fixed rate and the variable rate together will constitute a single variable rate.  In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the floating rate note (which will be presumed to be the case for two or more qualified floating rates with values within 0.25% of each other as determined on the issue date) will be treated as a single qualified floating rate.
If a floating rate note that provides for stated interest at a single variable rate is issued with original issue discount, as discussed above, equal to or greater than a specified de minimis amount, the amount of qualified stated interest and the amount of original issue discount that accrues during an accrual period on such a floating rate note are determined under the rules applicable to fixed rate debt instruments, discussed under “—Discount Notes” above, by assuming that the variable rate is a fixed rate equal to:
■	in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate; or
■	in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the floating rate note.
The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.
Floating Rate Notes that Provide for Multiple Rates.  In general, a floating rate note that provides for (i) multiple floating rates or (ii) one or more floating rates in addition to a single fixed rate will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the floating rate note.  A floating rate note must be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the floating rate note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the floating rate note’s issue date.  Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the floating rate note is converted into a fixed rate that reflects the yield that is reasonably expected for the floating rate note.  In the case of a floating rate note that provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the floating rate note provides for a qualified inverse floating rate).  Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the floating rate note as of the floating rate note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the substitute qualified floating rate or qualified inverse floating rate, as appropriate, rather than the fixed rate.  Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the floating rate note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.
Once the floating rate note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general original issue discount rules to the “equivalent” fixed rate debt instrument, and a U.S. Holder of the floating rate note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument, as described under “— Discount Notes” above.  In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest (or, in certain circumstances, original issue discount) assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the floating rate note during the accrual period.
Market Discount
If a U.S. Holder purchases a note for an amount that is less than its “revised” issue price in the case of a discount note (or, in the case of a note issued without original issue discount, its stated redemption price at maturity), such U.S. Holder will be treated as having purchased such note at a “market discount,” unless such market discount is less than a specified de minimis amount. For this purpose, the “revised” issue price of a discount note generally equals its issue price, increased by the amount of original issue discount that has accrued over the term of the note.
Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of (1) the amount of such payment or realized gain or (2) the market discount which has not previously been included in income and that is treated as having accrued on such note at the time of such payment or disposition.  Market discount will be considered to accrue ratably during the period from the date of acquisition to the stated maturity date of the note, unless the U.S. Holder elects (as described below) to accrue market discount on a constant yield basis. Such an election will apply only to the notes with respect to which it is made, and may not be revoked.
A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the stated maturity of the note or certain earlier dispositions.
A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or a constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for U.S. federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.
Amortizable Bond Premium

If a U.S. Holder purchases a note (other than a contingent payment note or foreign currency contingent payment note, as defined below) for an amount that is greater than the sum of all amounts payable on the note other than qualified stated interest, the holder will be considered to have purchased the note with amortizable bond premium equal to such excess.  Special rules may apply in the case of notes that are subject to optional redemption.  A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the note and may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in such holder’s income with respect to the note in that accrual period.  A holder who elects to amortize bond premium must reduce its tax basis in the note by the amount of the premium previously amortized. Bond premium on a note held by a U.S. Holder that does not make such an election will decrease the amount of gain or increase the amount of loss otherwise recognized on the disposition of the notes. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the IRS.
Constant Yield Election
A U.S. Holder of a note may elect to include in income all interest and discount (including stated interest, original issue discount, de minimis original issue discount and market discount), as adjusted by any premium with respect to such note based on a constant yield method, as described above.  The election is made for the taxable year in which the U.S. Holder acquired the note, and it may not be revoked without the consent of the IRS.  If such election is made with respect to a note having market discount, such holder will be deemed to have elected currently to include market discount on a constant interest basis with respect to all debt instruments having market discount acquired during the year of election or thereafter.  If made with respect to a note having amortizable bond premium, such holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the taxpayer during the year of election or thereafter.
Sale, Exchange or Retirement of the Notes
Upon the sale, exchange or retirement of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted tax basis in the note.  For these purposes, the amount realized does not include any amount attributable to accrued but unpaid qualified stated interest.  Amounts attributable to accrued but unpaid qualified stated interest are treated as interest as described under “—Payments of Stated Interest” above.  A U.S. Holder’s adjusted tax basis in a note will equal the cost of the note to the holder, increased by the amounts of any original issue discount previously included in income by the holder with respect to the note, and reduced by any principal payments received by the holder, by the amounts of any bond premium previously amortized by the holder and by the amounts of any other payments that do not constitute qualified stated interest.
Except as described below or as otherwise provided in the applicable pricing supplement, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year.  Exceptions to this general rule apply in the case of a short-term note to the extent of any accrued discount not previously included in the holder’s taxable income.  See “—Short-Term Notes” below.  In addition, other exceptions to this general rule apply in the case of certain foreign currency notes, foreign currency contingent payment notes and contingent payment notes.  See the discussions under “—Foreign Currency Notes,” “—Foreign Currency Contingent Payment Notes” and “—Contingent Payment Notes” below.
Short-Term Notes
A note that matures (after taking into account the last possible date that the note could be outstanding under its terms) one year or less from its issue date will be treated as a “short-term note.”  As described below, certain aspects of the tax treatment of short-term notes with certain features are uncertain.  Holders of short-term notes should consult their tax advisers as to the U.S. federal tax consequences of the ownership and disposition of such short-term notes.
Tax Treatment Prior to Maturity of the Short-Term Notes.  Under the applicable Treasury regulations, a short-term note will be treated as being issued at a discount, the amount of which will be equal to the excess of the sum of all payments on the short-term note (including all stated interest and the supplemental redemption amount, if any) over its issue price.  No payments on a short-term note are treated as qualified stated interest.
A U.S. Holder who is a cash-method taxpayer generally will not be required to include the discount in income as it accrues for U.S. federal income tax purposes unless the holder elects to do so.  A U.S. Holder who is a cash-method taxpayer and does not make such election should generally include the stated interest payments on the short-term notes, if any, as ordinary income upon receipt.  Except in the case of stated interest payments, cash-method holders generally will not be required to recognize income with respect to the short-term notes prior to maturity, other than pursuant to a sale, exchange or redemption, as described below.
A U.S. Holder who is an accrual-method taxpayer, or who is a cash-method taxpayer that so elects, will be required to include the discount in income as it accrues on a straight-line basis, unless the holder makes an election to accrue the discount according to a constant yield method based on daily compounding.
Tax Treatment at Maturity of the Short-Term Notes.  Upon retirement of the short-term notes at maturity, any gain recognized will be treated as ordinary income and any loss recognized will be treated as short-term capital loss.
Sale, Exchange or Redemption of the Short-Term Notes.  Upon a sale, exchange or redemption of a short-term note, a U.S. Holder should recognize gain as ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) and not yet included in income.  Any gain in excess of this amount will be treated as short-term capital gain.  Any loss recognized will be treated as a short-term capital loss.
Tax Treatment of Short-Term Notes that Provide for a Supplemental Redemption Amount that is Not Fixed as of the Issue Date.  Except as specifically stated below, the tax treatment of short-term notes that provide for a supplemental redemption amount or other amount that is not fixed as of the issue date (“contingent short-term notes”) is the same as described above for short-term notes.  As described below, certain aspects of the tax treatment of contingent short-term notes are uncertain.  Unless otherwise provided in the applicable pricing supplement, due to the lack of governing authority regarding the proper method of accrual of discount on short-term debt instruments, our counsel is expected to be unable to opine regarding issues identified below as uncertain or unclear.  Although accrual-method holders and cash-method holders that have elected to apply an accrual method of tax accounting to the short-term notes generally are required to accrue the discount on the short-term notes in income, in the case of contingent short-term notes, because the supplemental redemption amount with respect to the contingent short-term notes is uncertain, it is unclear how such accruals should be determined.  Additionally, in the case of contingent short-term notes, it is unclear whether or to what extent gain from a sale, exchange or redemption prior to maturity should be treated as capital gain or ordinary income.  U.S. Holders should consult their tax advisers regarding the proper treatment of an investment in contingent short-term notes.
Interest on Indebtedness Incurred to Purchase the Short-Term Notes.  A cash-method U.S. Holder who does not elect to apply an accrual method of tax accounting to the short-term notes will be required to defer deductions for certain interest paid on indebtedness incurred to purchase or carry the short-term notes until the U.S. Holder includes the discount on the notes in income or disposes of the notes in a taxable transaction.  As noted above, however, there is no authority regarding the proper method of accrual of discount on short-term debt instruments such as contingent short-term notes.  It is therefore unclear how, if at all, the rules regarding deferral of interest deductions would apply to contingent short-term notes.  U.S. Holders should consult their tax advisers regarding these deferral rules.
Contingent Payment Notes
General.  Unless otherwise noted in the applicable pricing supplement, a note that has principal or interest determined by reference to commodities, securities or indices (such notes hereinafter referred to as “contingent payment notes”) will generally be treated as a “contingent payment debt instrument” for U.S. federal income tax purposes.  As a result, the contingent payment notes will be subject to special rules that govern the tax treatment of debt obligations that are treated under applicable Treasury regulations (the “contingent debt regulations”) as providing for contingent payments.
Pursuant to the contingent debt regulations, a U.S. Holder of a contingent payment note will be required to accrue interest income on the contingent payment note on a constant yield basis, based on a comparable yield, as described below, regardless of whether such holder uses the cash or accrual method of accounting for U.S. federal income tax purposes.  As a result, a U.S. Holder may be required to include interest in income each year in excess of any stated interest payments actually received in that year.
The contingent debt regulations provide that a U.S. Holder must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the contingent payment note that equals the product of:
■	the adjusted issue price (as defined below) of the contingent payment note as of the beginning of the accrual period;
■	the comparable yield (as defined below) of the contingent payment note, adjusted for the length of the accrual period; and
■
a fraction, the numerator of which is the number of days during the accrual period that the U.S. Holder held the contingent payment note and the denominator of which is the number of days in the accrual period.

The “adjusted issue price” of a contingent payment note is its issue price, increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the amount of any noncontingent payments and the projected amount of any contingent payments (in accordance with the projected payment schedule described below) previously made with respect to the contingent payment note.
The term “comparable yield” as used in the contingent debt regulations means the greater of (i) the annual yield we would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the contingent payment notes, and (ii) the applicable federal rate.
The contingent debt regulations require that we provide to U.S. Holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the “projected payment schedule”) on the contingent payment notes.  This schedule must produce a yield to maturity that equals the comparable yield.
The comparable yield and the projected payment schedule will not be provided for any purpose other than to determine a U.S. Holder’s interest accruals and adjustments thereto in respect of the contingent payment notes for U.S. federal income tax purposes.  They will not constitute a projection or representation by us regarding the actual amounts that will be paid on the contingent payment notes.
Adjustments to Interest Accruals on the Notes.  If, during any taxable year, a U.S. Holder of a contingent payment note receives actual payments with respect to such contingent payment note that, in the aggregate, exceed the total amount of projected payments for that taxable year, the U.S. Holder will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess.  The U.S. Holder will treat a net positive adjustment as additional interest income in that taxable year.
If a U.S. Holder receives in a taxable year actual payments with respect to the contingent payment note that, in the aggregate, are less than the amount of projected payments for that taxable year, the U.S. Holder will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit.  This net negative adjustment:
(i)	will first reduce the U.S. Holder’s interest income on the contingent payment note for that taxable year;
(ii)
to the extent of any excess after applying (i), will give rise to an ordinary loss to the extent of the U.S. Holder’s interest income on the contingent payment note during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments; and

(iii)
to the extent of any excess after applying (i) and (ii), will be carried forward as a negative adjustment to offset future interest income with respect to the contingent payment note or to reduce the amount realized on a sale, exchange or retirement of the contingent payment note.

With respect to non-corporate U.S. Holders, a net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.
Generally, the sale, exchange or retirement of a contingent payment note will result in taxable gain or loss to a U.S. Holder.  The amount of gain or loss on a sale, exchange or retirement of a contingent payment note will be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. Holder, including the fair market value of any common stock received (the “amount realized”), from the sale, exchange or retirement of the contingent payment note and (b) the U.S. Holder’s adjusted tax basis in the contingent payment note.  As discussed above, to the extent that a U.S. Holder has any net negative adjustment carryforward, the U.S. Holder may use such net negative adjustment from a previous year to reduce the amount realized on the sale, exchange or retirement of the contingent payment note.
For purposes of determining the amount realized on the scheduled retirement of a contingent payment note, a U.S. Holder will be treated as receiving the projected amount of any contingent payment due at maturity.  As previously discussed, to the extent that actual payments with respect to the contingent payment notes during the year of the scheduled retirement are greater or less than the projected payments for such year, a U.S. Holder will incur a net positive or negative adjustment, resulting in additional ordinary income or loss, as the case may be.
A U.S. Holder’s adjusted tax basis in a contingent payment note generally will be equal to the U.S. Holder’s original purchase price for the contingent payment note, increased by any interest income previously accrued by the U.S. Holder (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any noncontingent payments and the projected amount of any contingent payments previously made to the U.S. Holder (without regard to the actual amount paid).
Gain recognized by a U.S. Holder upon a sale, exchange or retirement of a contingent payment note generally will be treated as ordinary interest income.  Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the contingent payment note, and thereafter capital loss (which will be long-term capital loss if the contingent payment note has been held for more than one year).  The deductibility of capital losses is subject to limitations.  If a U.S. Holder recognizes a loss upon a sale or other disposition of a contingent payment note and such loss is above certain thresholds, the holder may be required to file a disclosure statement with the IRS.  See “—Disclosure Requirements” below.
Special rules will apply if one or more contingent payments on a contingent payment note become fixed.  If one or more contingent payments on a contingent payment note become fixed more than six months prior to the date each such payment is due, a U.S. Holder will be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed and the present value of the projected amounts of the contingent payments as provided in the projected payment schedule, using the comparable yield as the discount rate in each case.  If all remaining scheduled contingent payments on a contingent payment note become fixed substantially contemporaneously, a U.S. Holder will be required to make adjustments to account for the difference between the amounts treated as fixed and the projected payments in a reasonable manner over the remaining term of the contingent payment note.  For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations.  A U.S. Holder’s tax basis in the contingent payment note and the character of any gain or loss on the sale of the contingent payment note will also be affected.  U.S. Holders should consult their tax advisers concerning the application of these special rules.
Foreign Currency Notes
General.  The following discussion describes certain special rules applicable to a U.S. Holder of notes (i) that are denominated in a specified currency other than the U.S. dollar or (ii) the payments of interest and principal on which are payable in (or determined by reference to) a specified currency other than the U.S. dollar, which we refer to as “foreign currency notes.”  For a description of the treatment of foreign currency notes that provide for contingent payments, see the discussion under “—Foreign Currency Contingent Payment Notes” below.
The rules applicable to notes that are denominated in a currency other than the U.S. dollar could require gain or loss realized upon the sale, exchange or other disposition (including retirement) of the notes that is attributable to fluctuations in currency exchange rates (“foreign currency gain or loss”) to be recharacterized as ordinary income or loss.  The rules applicable to foreign currency notes are complex and their application may depend on the holder’s particular U.S. federal income tax situation.  For example, various elections are available under these rules, and whether a holder should make any of these elections may depend on the holder’s particular U.S. federal income tax situation.  U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of the ownership and disposition of foreign currency notes.
Payments of Interest on Foreign Currency Notes.  A U.S. Holder who uses the cash method of accounting for U.S. federal income tax purposes and who receives a payment of qualified stated interest (or who receives proceeds from a sale, exchange or other disposition (including retirement) attributable to accrued qualified stated interest) in a foreign currency with respect to a foreign currency note will be required to include in income the U.S. dollar value of the foreign currency payment regardless of whether the payment is in fact converted to U.S. dollars at that time, and this U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency.  A cash-method holder who receives a payment of qualified stated interest in U.S. dollars should include the amount of this payment in income upon receipt.  To the extent that a cash-method holder is required to accrue original issue discount on a foreign currency note, rules similar to the rules described in the following paragraph will apply with respect to the original issue discount.
In the case of a U.S. Holder that uses the accrual method of accounting for U.S. federal income tax purposes, the holder will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period.  The U.S. dollar value of the accrued income will be determined by translating the income at an average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year.  In addition to the interest income accrued as described above, the U.S. Holder will recognize foreign currency gain or loss as ordinary income or loss (which will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the sale, exchange or other disposition attributable to accrued interest are actually received.  The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period (or, where a holder receives U.S. dollars, the amount of the payment in respect of the accrual period) and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above).  A U.S. Holder may elect to translate interest income (including original issue discount) for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt.  A U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

Original Issue Discount and Amortizable Bond Premium on Foreign Currency Notes.  Original issue discount and amortizable bond premium (each as defined above) on a foreign currency note are to be determined in the relevant foreign currency.  If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency.  Foreign currency gain or loss is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the same period as a return of principal that is treated in the same manner as on the sale, exchange or retirement of the foreign currency note (as discussed below).  Any foreign currency gain or loss will be ordinary income or loss as described below.
Tax Basis in Foreign Currency Notes.  A U.S. Holder’s tax basis in a foreign currency note, and the amount of any subsequent adjustment to the holder’s tax basis, will be the U.S. dollar value of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment.  A U.S. Holder who purchases a foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.
Sale, Exchange or Retirement of Foreign Currency Notes.  Foreign currency gain or loss recognized upon the sale, exchange or retirement of a foreign currency note will be ordinary income or loss that will not be treated as interest income or expense.  The amount of foreign currency gain or loss generally will equal the difference between (i) the U.S. dollar value of the U.S. Holder’s purchase price (excluding any amortizable bond premium previously accrued) in the foreign currency of the note, determined on the date the payment is received in exchange for the note or the note is disposed of, and (ii) the U.S. dollar value of the U.S. Holder’s purchase price (excluding any amortizable bond premium previously accrued) in the foreign currency of the note, determined on the date the U.S. Holder acquired the note.  Payments received attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest on foreign currency notes described above.  Foreign currency gain or loss realized upon the sale, exchange or retirement of any foreign currency note will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange or retirement of the foreign currency note.  Any gain or loss realized by a U.S. Holder in excess of the foreign currency gain or loss will be capital gain or loss (except in the case of a short-term note, to the extent of any discount not previously included in the holder’s income).  If a U.S. Holder recognizes an ordinary loss upon a sale or other disposition of a foreign currency note and such loss is above certain thresholds, the holder may be required to file a disclosure statement with the IRS.  See “—Disclosure Requirements” below.
A U.S. Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of such sale, exchange or retirement.  A cash-method taxpayer who buys or sells a foreign currency note that is traded on an established market is required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale.  Accordingly, no exchange gain or loss will result with respect to such foreign currency from currency fluctuations between the trade date and the settlement of the purchase or sale.  An accrual-method taxpayer may elect the same treatment for all purchases and sales of foreign currency obligations if such obligations are traded on an established securities market.  This election cannot be changed without the consent of the IRS.  Any gain or loss realized by a U.S. Holder on a sale or other disposition of foreign currency

(including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.
Foreign Currency Contingent Payment Notes
General.  The following discussion describes certain special rules applicable to a U.S. Holder of notes that (i) are denominated in a specified currency other than the U.S. dollar or the payments of interest and principal on which are payable in (or determined by reference to) a specified currency other than the U.S. dollar and (ii) provide for contingent payments (such notes hereinafter referred to as “foreign currency contingent payment notes”).  These notes will be subject to special rules that govern the tax treatment of foreign currency contingent payment notes under applicable Treasury regulations (the “foreign currency contingent debt regulations”).
Pursuant to the foreign currency contingent debt regulations, a U.S. Holder of a note will be required to accrue interest income on the note on a constant yield basis, based on a comparable yield, as described below, regardless of whether such holder uses the cash or accrual method of accounting for U.S. federal income tax purposes.  All determinations and computations required under the foreign currency contingent debt regulations (including our determination of the “comparable yield” and “projected payment schedule” for the note) will be made in the denomination currency of the note.  The foreign currency contingent payment debt regulations provide that the denomination currency of notes that have principal or interest payments denominated in, or determined by reference to, more than one currency is the currency with the greatest value determined by comparing the value of the noncontingent and projected payments denominated in, or determined by reference to, each currency on the issue date, discounted to present value and, if necessary, translated into U.S. dollars at the spot rate on the issue date.
The foreign currency contingent debt regulations provide that a U.S. Holder must accrue into income original issue discount for U.S. federal income tax purposes for each accrual period prior to and including the maturity date of the note.  The amount of original issue discount that a U.S. Holder must accrue for each accrual period is determined in the denomination currency by applying the “noncontingent bond method” to the note in the denomination currency and equals the product of:
■	the adjusted issue price (as defined below) of the note in the denomination currency as of the beginning of the accrual period;
■	the comparable yield (as defined below) of the note, adjusted for the length of the accrual period; and
■	a fraction, the numerator of which is the number of days during the accrual period that the U.S. Holder held the note and the denominator of which is the number of days in the accrual period.
The “adjusted issue price” of a note is its issue price, increased by any interest income previously accrued (determined without regard to any net positive or net negative adjustments as described below), and decreased by the amount of any noncontingent payments and the projected amount of any contingent payments previously made in respect of the note, each determined in the denomination currency.
The term “comparable yield” as used in the foreign currency contingent debt regulations is determined in the denomination currency and is equal to the greater of (i) the annual yield we would pay, as of the issue date, on a fixed rate debt instrument in the denomination currency with no contingent payments, but with terms and conditions otherwise comparable to those of the note, and (ii) a rate of interest that is analogous to the applicable federal rate that would be used if the U.S. dollar were the denomination currency.
The foreign currency contingent debt regulations require that we provide to U.S. Holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments in the denomination currency (the “projected payment schedule”) on a note.  This schedule must produce a yield to maturity that equals the comparable yield.
The comparable yield and the projected payment schedule will not be provided for any purpose other than to determine a U.S. Holder’s interest accruals and adjustments thereto in respect of the note for U.S. federal income tax purposes.  The comparable yield and the projected payment schedule will not constitute a projection or representation by us regarding the actual amounts that will be paid on the note.
Translation of Amounts Determined Under Noncontingent Bond Method.  The accruals of interest computed with respect to a note in the denomination currency (adjusted by certain net positive or negative adjustments as described below) must be translated into U.S. dollars.  The U.S. dollar value of the accrued income will be determined by translating the income at an average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at an average rate for the partial period within the taxable year.  A U.S. Holder may elect to translate interest income for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year).  A U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.
Adjustments to Interest Accruals on the Notes.  If, during any taxable year, a U.S. Holder of a note receives actual payments with respect to such note that, in the aggregate, exceed the total amount of projected payments for that taxable year, as determined in the denomination currency, the U.S. Holder will incur a “net positive adjustment” under the foreign currency contingent debt regulations equal to the amount of such excess.  The U.S. Holder will treat a net positive adjustment as additional interest income in that taxable year, translated into U.S. dollars at the spot rate on the last day of the taxable year in which the adjustment is taken into account or, if earlier, the date of a sale, exchange or retirement of the note.
If a U.S. Holder receives in a taxable year actual payments with respect to a note that, in the aggregate, are less than the amount of projected payments for that taxable year, as determined in the denomination currency, the U.S. Holder will incur a “net negative adjustment” under the foreign currency contingent debt regulations equal to the amount of such deficit.  This net negative adjustment:
(i)	will first reduce interest on the note that otherwise would accrue in the denomination currency for that taxable year;
(ii)
to the extent of any excess after applying (i), will give rise to an ordinary loss to the extent of the U.S. Holder’s accrued but unpaid interest on the note in prior taxable years (translated into U.S. dollars at the spot rate used to translate interest in the relevant prior taxable year);

(iii)
to the extent of any excess after applying (i) and (ii), will give rise to an ordinary loss to the extent of the U.S. Holder’s accrued and paid interest on the note in prior taxable years (translated into U.S. dollars at the spot rate on the date the note was issued or, if later, acquired); and

(iv)
to the extent of any excess after applying (i), (ii) and (iii), will be treated as a net negative adjustment carryforward that will be applied to reduce interest accruals in subsequent years and the amount realized in the year of a sale, exchange or retirement of the note (in the denomination currency).

With respect to non-corporate U.S. Holders, a net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.
Sale, Exchange or Retirement of Foreign Currency Contingent Payment Notes.  Generally, the sale, exchange or retirement of a note will result in taxable gain or loss to a U.S. Holder.  The amount of gain or loss on a sale, exchange or retirement of a note will be equal to the difference between the amount realized on the sale, exchange or retirement and such holder’s adjusted tax basis in the note.  As discussed above, to the extent a U.S. Holder has any net negative adjustment carryforward, the U.S. Holder may use such net negative adjustment from a previous year to reduce the amount realized in the denomination currency on the sale, exchange or retirement of the note.
A U.S. Holder’s adjusted tax basis in a note will equal the U.S. dollar cost as of the day the U.S. Holder purchased the note, increased by the U.S. dollar value of the holder’s total interest accruals with respect to the note (determined without regard to any adjustments to interest accruals as described above), translated as described above, and decreased by the amount of any noncontingent payments and the projected amount of any contingent payments previously made to the U.S. Holder (translated into U.S. dollars).
The amount realized on the sale, exchange or unscheduled retirement of a note is generally equal to the U.S. dollar value of cash and the fair market value of any other property received by the U.S. Holder, reduced by the amount of any net negative adjustment carryforward (translated into U.S. dollars).  Any gain, other than foreign currency gain (as discussed below), will be treated as interest income.  Any loss, other than foreign currency loss (as discussed below), will be treated as an ordinary loss to the extent of the excess of the holder’s total interest accruals over the total net negative adjustments previously taken into account as ordinary losses in respect of the note, and as a capital loss thereafter.  If a U.S. Holder recognizes an ordinary loss upon a sale, exchange or retirement of a note and such loss is above certain thresholds, the holder may be required to file a disclosure statement with the IRS.  See “—Disclosure Requirements” below.
For purposes of determining the amount realized at maturity of a note, the U.S. Holder will be deemed to receive the projected amount of any contingent payment due on that date, reduced by the amount of any net negative adjustment carryforward.  The projected amount is translated into U.S. dollars by translating the portion attributable to principal into U.S. dollars at the spot rate on the issue date and translating the portion attributable to accrued interest into U.S. dollars at the rates at which such amounts of interest were translated when accrued.  To the extent that the actual amount a U.S. Holder receives at the maturity of a note is greater or less than the projected amount, a U.S. Holder will incur a net positive adjustment or a net negative adjustment, which will be treated as described above under “—Adjustments to Interest Accruals on the Notes.”  To the extent that there is any net negative adjustment carryforward as described above under “—Adjustments to Interest Accruals on the Notes,” it will reduce the amount realized on the note (translated into U.S. dollars at the spot rate on the issue date of the note).
Foreign Currency Gain or Loss on Foreign Currency Contingent Payment Notes.  A U.S. Holder may recognize foreign currency gain or loss with respect to a note when the U.S. Holder receives payments on the note.  The amount of foreign currency gain or loss attributable to payments of interest previously accrued on the note is determined by translating the amount of interest received into U.S. dollars at the spot rate on the date of receipt and subtracting from such amount the amount determined by translating the interest received into U.S. dollars at the rate at which such interest was accrued as described above.  The amount of foreign currency gain or loss attributable to payments of principal is determined by translating the amount of principal received into U.S. dollars at the spot rate on the date of receipt and subtracting from such amount the amount determined by translating the principal received into U.S. dollars at the spot rate on the date the note was issued or, if later, acquired.  For purposes of determining the amount of foreign currency gain or loss, the amount received (i) shall first be attributed to any net positive adjustment on the note that has not previously been taken into account and (ii) then to accrued but unpaid interest remaining after reduction by any net negative adjustment and (iii) any remaining amount shall be attributed to the principal.
Upon a sale, exchange or unscheduled retirement of a note, a U.S. Holder would also recognize foreign currency gain or loss.  Payments received upon such a sale, exchange or unscheduled retirement of a note shall first be applied against the principal of the note and then against accrued but unpaid interest (and treated, in each case, as described in the preceding paragraph).
The total amount of foreign currency gain or loss on a note is equal to the sum of the foreign currency gains or losses on principal and interest, calculated as described above.  Any such foreign currency gain or loss will be treated as ordinary income or loss.  Prospective purchasers should consult their tax advisers regarding these rules.  If a U.S. Holder recognizes an ordinary loss upon a sale or other disposition of a foreign currency contingent payment note and such loss is above certain thresholds, the holder may be required to file a disclosure statement with the IRS.  See “—Disclosure Requirements” below.
Special rules will apply if one or more contingent payments on a note become fixed.  If one or more contingent payments on a note (determined in the denomination currency) become fixed more than six months prior to the date each such payment is due, a U.S. Holder will be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed and the present value of the projected amounts of the contingent payments as provided in the projected payment schedule (determined in the denomination currency), using the comparable yield as the discount rate in each case.  If all remaining scheduled contingent payments on a note become fixed substantially contemporaneously, a U.S. Holder will be required to make adjustments to account for the difference between the amounts treated as fixed and the projected payments in a reasonable manner over the remaining term of the note.  For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations.  A U.S. Holder’s tax basis in the note and the character of any gain or loss on the sale of the note will also be affected.  U.S. Holders should consult their tax advisers concerning the application of these special rules.

Backup Withholding and Information Reporting
In general, in the case of a non-corporate U.S. Holder, we and other payors are required to report to the IRS all payments of principal, premium, if any, and interest on the notes. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of the notes before maturity within the United States. Additionally, backup withholding at the applicable rate (currently 24%) will apply to any payments if the holder fails to provide an accurate taxpayer identification number, or the holder is notified by the IRS that the holder has failed to report all interest and dividends required to be shown on the holder’s federal income tax returns. Backup withholding is not an additional tax. In general, a holder may obtain a refund of any amounts withheld under the U.S. backup withholding rules that exceed the holder’s income tax liability by filing a timely refund claim with the IRS.
Disclosure Requirements
Applicable Treasury regulations require taxpayers that participate in certain “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and to retain a copy of all documents and records related to the transaction.  In addition, organizers and sellers of such transactions are required to maintain records, including lists identifying investors in the transaction, and must furnish those records to the IRS upon demand.  A transaction may be a “reportable transaction” based on any of several criteria.  Whether an investment in a note constitutes a “reportable transaction” for any holder depends on the holder’s particular circumstances.  Holders should consult their tax advisers concerning any possible disclosure obligation that they may have with respect to their investment in the notes and should be aware that we (or other participants in the transaction) may determine that the investor list maintenance requirement applies to the transaction and comply accordingly with this requirement.
Additional Tax on Investment Income
Certain individuals, estates and trusts are required to pay a 3.8% Medicare surtax on “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts) including, among other things, interest and proceeds of sale in respect of securities like the notes, subject to certain exceptions.  A U.S. Holder’s net investment income will generally include its interest income and its net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).  Prospective purchasers of the notes should consult with their own tax advisors regarding the effect, if any, of the legislation on their ownership and disposition of the notes.
Non-U.S. Holders
This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:
■	an individual who is classified as a nonresident alien;
■	a foreign corporation; or
■	a foreign estate or trust.
The term “Non-U.S. Holder” does not include any of the following holders:

■
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

■	certain former citizens or residents of the United States; or
■	a holder for whom income or gain in respect of the notes is effectively connected with the conduct of a trade or business in the United States.
Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes.
Except as otherwise provided in the applicable pricing supplement, and subject to the discussion below concerning backup withholding, Section 871(m) of the Code and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax in respect of amounts paid (including original issue discount, if any) on a note, provided that:
■
the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of stock of Jefferies Financial Group Inc. that are entitled to vote;

■	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;
■	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code;
■	if the note is linked to commodities, securities or other property (including indices of such property), such property is actively traded; and
■	the certification requirement described below has been fulfilled with respect to the beneficial owner, as described below.
Certification Requirement.  The certification requirement referred to in the preceding paragraph will be fulfilled if the U.S. paying agents (collectively referred to as “U.S. Payors”) do not have actual knowledge or reason to know that the holder is a U.S. person and:
(i)
the beneficial owner of a note (or a financial institution holding a note on behalf of the beneficial owner) furnishes to the applicable withholding agent an applicable IRS Form W‑8, or an acceptable substitute form, on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person (or, in the case of a Non-U.S. Holder that is an estate or trust, such forms certifying that each beneficiary of the estate or trust is a not a U.S. person);

(ii)
the U.S. Payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be (a) a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners), (b) a qualified intermediary (generally a non-U.S. financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS), or (c) a U.S. branch of a non-U.S. bank or of a non-U.S. insurance company, that has agreed to be treated as a U.S. person for withholding purposes, and such withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-U.S. person that is, for U.S. federal income tax purposes, the beneficial owner of the payments on the notes in accordance with Treasury regulations (or, in the case of a withholding foreign partnership or a qualified intermediary, in accordance with its agreement with the IRS);
(iii)
the U.S. Payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-U.S. Holder (a) certifying to the U.S. Payor under penalties of perjury that an IRS Form W-8BEN, an IRS Form W-8BEN-E or an acceptable substitute form has been received from the holder by it or by a similar financial institution between it and the holder, and (b) to which is attached a copy of an IRS Form W-8BEN, an IRS Form W-8BEN-E or an acceptable substitute form; or

(iv)
the U.S. Payor otherwise possesses documentation upon which it may rely to treat the payments as made to a non-U.S. person that is, for U.S. federal income tax purposes, the beneficial owner of the payments on the notes in accordance with Treasury regulations.

Subject to the discussion below regarding effectively connected interest, a Non-U.S. Holder that does not meet the conditions set forth above will be subject to gross-basis U.S. federal withholding tax at the applicable rate (currently 30%) with respect to payments of interest on a note, unless the Non-U.S. Holder is entitled to a reduction in or an exemption from withholding tax on interest under a tax treaty between the United States and the Non-U.S. Holder’s country of residence. To claim such a reduction or exemption, a Non-U.S. Holder must generally complete an applicable IRS Form W-8, or an acceptable substitute form, and claim this exemption on the form. In some cases, a Non-U.S. Holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.
Interest Treated as Effectively Connected.  Notwithstanding the foregoing discussion and subject to the discussion below regarding backup withholding, interest on a Non-U.S. Holder’s notes will not be subject to U.S. federal withholding tax if:
•	the Non-U.S. Holder is engaged in the conduct of a trade or business in the United States;
•	interest income on the Non-U.S. Holder’s notes is effectively connected with the conduct of its trade or business in the United States; and
•
the Non-U.S. Holder has certified to the U.S. Payor on an IRS Form W-8ECI or an acceptable substitute form that it is exempt from withholding tax because the interest income on its notes will be effectively connected with the conduct of its trade or business in the United States.

Interest income on the notes that is treated as effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if a “permanent establishment” clause in a tax treaty applies, that is treated as attributable to a permanent establishment of the Non-U.S. Holder in the United States) will be includable in the income of the Non-U.S. Holder for regular U.S. federal income tax purposes and taxed at the same rates that apply to U.S. Holders (and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, the net interest income may also be subject to branch profits tax at a 30% rate, or such lower rate as is provided under an applicable tax treaty).

Sale or Other Disposition of the Notes.  Subject to the discussions of backup withholding below, a Non-U.S. Holder will generally not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, retirement or other taxable disposition of a note unless such gain is effectively connected with a United States trade or business of such Non-U.S. Holder and, in the case of a qualified resident of a country having an applicable income tax treaty with the United States, such gain is attributable to a U.S. permanent establishment of such Non-U.S. Holder. Gain that is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if a “permanent establishment” clause in a tax treaty applies, that is treated as attributable to a permanent establishment of the Non-U.S. Holder in the United States) will be includable in the income of the Non-U.S. Holder for regular U.S. federal income tax purposes and taxed at the same rates that apply to the U.S. Holders (and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, the gain may also be subject to branch profits tax at a 30% rate, or such lower rate as is provided under an applicable tax treaty). However, an individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of the sale, retirement, or other taxable disposition of a note, and that satisfies certain other conditions, will be subject to U.S. federal income tax on any gain recognized (subject to offset by certain United States-source losses) at a 30% rate or such lower rate as is provided under an applicable treaty.
U.S. Federal Estate Tax
Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, a note that is treated as a debt obligation for U.S. federal estate tax purposes will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the note, if received by the decedent at the time of death, would have been subject to U.S. federal withholding tax (even if the IRS Form W‑8 certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty or withholding under FATCA).
Contingent payment notes that are not treated as debt obligations may constitute U.S. situs property subject to U.S. federal estate tax.
Non-U.S. Holders should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the notes in their particular situations and the availability of benefits provided by an applicable estate tax treaty, if any.
Possible Application of Section 871(m) of the Code
Section 871(m) of the Code imposes a 30% withholding tax on certain “dividend equivalents” paid or deemed paid with respect to U.S. equities or equity indices under certain circumstances.  Treasury regulations promulgated under Section 871(m) of the Code require, under certain circumstances, withholding of tax on notes linked to U.S. equities or equity indices offered under this prospectus supplement, even in cases where no current payment is made under the notes or where the notes do not provide for any payment that is explicitly linked to a dividend.  If withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.  Non-U.S. Holders should consult their tax advisers regarding the potential application of Section 871(m) of the Code.

Backup Withholding and Information Reporting
In general, in the case of a Non-U.S. Holder, payments of principal, premium, if any, and interest made by us and other payors to the holder will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “—Non-U.S. Holders” are satisfied or the Non-U.S. Holder otherwise establishes an exemption. However, we and other payors are required to report payments of interest on the notes on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that the broker does not have actual knowledge or reason to know that the holder is a United States person and the holder has furnished to the broker:
•	an appropriate IRS Form W-8 or an acceptable substitute form upon which the holder certifies, under penalties of perjury, that the holder is not a United States person; or
•	other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations; or
•	the holder otherwise establishes an exemption.
If a holder fails to establish an exemption and the broker does not possess adequate documentation of the holder’s status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by the holder unless the broker has actual knowledge or reason to know that the holder is a United States person.
In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:
•	the proceeds are transferred to an account maintained by the holder in the United States;
•	the payment of proceeds or the confirmation of the sale is mailed to the holder at a United States address; or
•
the sale has some other specified connection with the United States as provided in U.S. Treasury regulations, unless the broker does not have actual knowledge or a reason to know that the holder is a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or the holder otherwise establishes an exemption.

In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting if the broker is:
•	a United States person;
•	a controlled foreign corporation for United States federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or
•	a foreign partnership, if at any time during its tax year:
•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
•
such foreign partnership is engaged in the conduct of a United States trade or business; unless the broker does not have actual knowledge or a reason to know that the holder is a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or the holder otherwise establishes an exemption.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge or reason to know that the holder is a United States person. Backup withholding is not an additional tax. In general, a Non-U.S. Holder may obtain a refund of any amounts withheld under the U.S. backup withholding rules that exceed its income tax liability by filing a timely refund claim with the IRS.
FATCA Legislation
Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied.  An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements.  This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income.  Withholding (if applicable) applies to any payment of amounts treated as interest on the notes.  If withholding applies to the notes, we will not be required to pay any additional amounts with respect to amounts withheld.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the notes.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We and Jefferies LLC, our broker-dealer subsidiary, which we refer to as the “agent”, have entered into a distribution agreement pursuant to which we are offering the medium-term notes on a continuing basis.  Subject to certain conditions, the agent has agreed to use its reasonable efforts to solicit purchases of the notes.  We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part.  The agent may reject, in whole or in part, any offer it solicited to purchase notes.  We may also use other agents that will be named in the applicable pricing supplement.  Unless otherwise specified in the applicable pricing supplement, we will pay the agent, in connection with sales of the notes resulting from a solicitation that agent made or an offer to purchase that agent received, a commission ranging from .125% to .750% of the initial offering price of the notes to be sold, depending upon the maturity of the notes.  We and the agent will negotiate commissions for notes with a maturity of 30 years or greater at the time of sale.
We may also sell the notes to the agent as principal for its own account at discounts to be agreed upon at the time of sale within the range of the commissions stated above or as otherwise disclosed in the applicable pricing supplement.  The agent may resell the notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement.  The agent may offer the notes it has purchased as principal to other dealers.  The agent may sell the notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that the agent will receive from us.  After the initial public offering of notes that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession, discount and other selling terms from time to time.
The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.  We have also agreed to reimburse the agent for specified expenses.
Unless otherwise states in the applicable pricing supplement, we do not intend to apply for the listing of the notes on a national securities exchange.  The agent may make a market in the notes or, if separable, any other notes of ours included in units, as applicable laws and regulations permit.  The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice.  No assurance can be given as to the liquidity of any trading market for the notes or if separable, any other notes included in any units.
Conflicts of Interest.  Jefferies LLC is our broker-dealer. The agent will conduct each offering of the securities in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), regarding a FINRA member firm’s distribution of the notes of an affiliate and related conflicts of interest.  In accordance with FINRA Rule 5121, no agent or dealer that is an affiliate of ours will make sales in an offering of the notes to any discretionary account without the prior written approval of the customer.  Following the initial distribution of the notes, the agent may offer and sell those notes or, if separable, any other notes included in any units in the course of its business as a broker-dealer.  The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  The agent may use this prospectus supplement in connection with any of those transactions.  The agent is not obligated to make a market in any of the notes or any other notes included in units and may cease to make a market at any time without notice.
Underwriters, agents and dealers participating in offerings of the notes that are not our affiliates may presently or from time to time engage in business transactions with us, including extending loans to us.
In order to facilitate the offering of the notes, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the notes or any other notes the prices of which may be used to determine payments on the notes.  Specifically, the agent may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position for its own accounts.  A short sale is covered if the short position is no greater than the number or amount of notes available for purchase by the agent under any overallotment option.  The agent can close out a covered short sale by exercising the overallotment option or purchasing these notes in the open market.  In determining the source of notes to close out a covered short sale, the agent will consider, among other things, the open market price of these notes compared to the price available under the overallotment option.  The agent may also sell these notes or any other notes in excess of the overallotment option, creating a naked short position.  The agent must close out any naked short position by purchasing notes in the open market.  A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the agent may bid for, and purchase, the notes or any other notes in the open market to stabilize the price of the notes or of any other notes.  Finally, in any offering of the notes through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering, if the agent repurchases previously distributed notes to cover syndicate short positions or to stabilize the price of the notes.  Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes.  The agent is not required to engage in these activities, and may end any of these activities at any time.
Concurrently with the offering of the notes through the agent, we may issue other notes under the indenture referred to in this prospectus supplement.  Those notes may include euro denominated medium-term notes which will be offered under a pricing supplement applicable to such notes.  We refer to those euro denominated notes as “Euro medium-term notes” and those units as “Euro units.”  The Euro medium-term notes and Euro units may have terms substantially similar to the terms of the notes offered under this prospectus supplement.  Euro medium-term notes may be offered concurrently with the offering of the notes, on a continuing basis primarily outside the United States by us, under a distribution agreement we would enter into with Jefferies International Limited, our subsidiary, as agent for us.
Notes Offered on a Global Basis
If the applicable pricing supplement indicates that any of our medium-term notes will be offered on a global basis, those registered global notes will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those notes.
The agent has represented and agreed, and any other agent through which we may offer any medium-term notes on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.
With respect to sales in any jurisdictions outside of the United States of such notes offered on a global basis, purchasers of any such notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.
Without limitation to the foregoing:
Notice to Prospective Investors in the European Economic Area
This prospectus supplement, the accompanying prospectus and any related pricing supplement is not a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related pricing supplement may only do so in circumstances in which no obligation arises for the Company or any of the agents to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.  Neither the Company nor the agents have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the agents to publish a prospectus for such offer.
MiFID II product governance / target market – The pricing supplement in respect of any notes may include a legend entitled “MiFID II Product Governance” which will outline the target market assessment in respect of the notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending the notes (an “EU distributor”) should take into consideration the target market assessment; however, an EU distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.
A determination will be made in relation to each issue about whether, for the purpose of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “MiFID Product Governance Rules”), any agent subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the agents nor any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules.
IMPORTANT – EEA RETAIL INVESTORS - If the pricing supplement in respect of any notes includes a legend entitled “Prohibition of Sales to EEA Retail Investors”, the notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1)

of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this prospectus supplement, the accompanying prospectus and any related pricing supplement is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related pricing supplement may only do so in circumstances in which no obligation arises for the Companyor any of the agents to publish a prospectus pursuant to Section 85 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Neither the Company nor the agents have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the agents to publish for such offer.
UK MiFIR product governance / target market – The pricing supplement in respect of any notes may include a legend entitled “UK MiFIR Product Governance” which will outline the target market assessment in respect of the notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending the notes (a “UK distributor”) should take into consideration the target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.
A determination will be made in relation to each issue about whether, for the purpose of the UK MiFIR Product Governance Rules, any agent subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the agents nor any of their respective affiliates will be a manufacturer for the purpose of the UK MiFIR Product Governance Rules.
Prohibition of Sales to EEA Retail Investors – Unless the pricing supplement in respect of any notes specifies the “Prohibition of Sales to EEA Retail Investors” as “Not Applicable”, any notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus as completed by the pricing supplement in relation thereto may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or
(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)	not a qualified investor as defined in the Prospectus Regulation; and
(b)            the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
If the pricing supplement in respect of any notes specifies the “Prohibition of Sales to EEA Retail Investors” as “Not Applicable”, in relation to each Member State of the EEA, no offer of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus as completed by the pricing supplement in relation thereto may be made to the public in that Member State other than:
(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
(ii)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant agent or agents nominated by the Company for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of notes referred to in (i) to (iii) above shall require the Company or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
IMPORTANT – UK RETAIL INVESTORS – If the pricing supplement in respect of any notes includes a legend entitled “Prohibition of Sales to UK Retail Investors”, the notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of the UK Prospectus Regulation; or (ii) a customer within the meaning of the provisions of the FSMA  and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
Prohibition of Sales to UK Retail Investors
Unless the pricing supplement in respect of any notes specifies the “Prohibition of Sales to UK Retail Investors” as “Not Applicable”, any notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus as completed by the pricing supplement in relation thereto may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or
(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; and
(b)            the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
If the pricing supplement in respect of any notes specifies the “Prohibition of Sales to UK Retail Investors” as “Not Applicable”, in relation to the United Kingdom, no offer of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus as completed by the pricing supplement in relation thereto may be made to the public in the United Kingdom other than:
(i)	to any legal entity which is a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the EUWA;
(ii)
to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the EUWA) in the United Kingdom subject to obtaining the prior consent of the relevant agent or agents nominated by the Company for any such offer; or

(iii)	in any other circumstances falling within section 86 of the FSMA, provided that no such offer of notes referred to in (i) to (iii) above shall require the Company or any agent to publish a prospectus pursuant to section 85 of the FSMA.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
The communication of this prospectus supplement, the accompanying prospectus, any related pricing supplement and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person  for the purposes of Section 21 of the FSMA.  Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom.  This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d)  of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”).  This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related pricing supplement and any other document or materials relates will be engaged in only with, relevant persons.  Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related pricing supplement or any of their contents.
Notes which have a maturity of less than one year, may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or as agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by the Company.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Company.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended, the “FIEA”).  Each of the agent, dealer and underwriter has acknowledged and agreed, and each further agent, dealer and underwriter appointed with respect to any notes will be required to acknowledged and agree, that the notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Hong Kong

None of the notes (except for the notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong)) (the “SFO”) has been offered or sold and will be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the SFO and any rules made under the SFO or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O.  No person has issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.
Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus has not been and will not be registered as a prospectus under the Securities and Futures Act 2001, as amended (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, neither this prospectus supplement, the accompanying prospectus nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any notes may be circulated or distributed, nor may any notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(i)
a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(ii)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:
(A)
to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4) of the SFA (in the case of that trust);

(B)	where no consideration is or will be given for the transfer;
(C)	where the transfer is by operation of law;
(D)	as specified in Section 276(7) of the SFA; or
(E)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Notice to Prospective Investors in Switzerland

The notes may not be offered or sold, directly or indirectly, in or from Switzerland except in circumstances that will not result in the offer of the notes being a public offering in Switzerland within the meaning of the Swiss Federal Code of Obligations (“CO”).  Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as that term is understood pursuant to Article 652a or 1156 CO or a listing prospectus pursuant to the listing rules of SIX Swiss Exchange, and neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.  The notes are not authorized by or registered with the Swiss Financial Market Supervisory Authority as a foreign collective investment scheme.  Therefore, investors do no benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Financial Market Supervisory Authority.

CERTAIN ERISA CONSIDERATIONS
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which we refer to as a “plan,” should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in these notes.
Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.
In addition, we and certain of our subsidiaries and affiliates and other issuers may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Code, with respect to many plans, as well as many individual retirement accounts and Keogh plans (also “plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if these notes are acquired by or with the assets of a plan with respect to which such entities or their affiliates is a service provider or other party in interest, unless the notes are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.
The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of these notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of notes and the related lending transactions, provided that neither we or the issuer of the notes nor any of our or their affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving these notes.
Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “non- ERISA arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations.
Under regulations promulgated by the U.S. Department of Labor (“DOL”) set forth at 29 C.F.R Section 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), unless an applicable exception applies, if the notes were determined to be “equity interests” in us or another issuer, non- exempt prohibited transactions and other violations of ERISA or the Code could occur with respect to our management and investment activities or those of other issuers if our or another issuer’s assets were deemed to be the “plan assets” of plans investing in us or another issuer. Under the Plan Asset Regulations, generally a class of notes will not be characterized as an equity interest if such notes are treated as (i) indebtedness under local law and do not have any “substantial equity features”, or (ii) although equity interests, represent interests in an “operating company” within the meaning of the Plan Asset Regulations. We should be considered an “operating company” although other issuers may not be considered operating companies. In addition, to the extent an investor holds a contract right, this may be considered neither indebtedness nor equity but should not cause our assets or those of another issuer to be considered “plan assets.” The applicable pricing supplement will specify whether the notes are considered indebtedness without substantial equity features, equity interests in issuers (and whether such issuers should be considered operating companies within the meaning of the Plan Asset Regulations) or contract rights, and whether or not the notes are eligible to be purchased by plans or non-ERISA arrangements.
Without regard to whether the notes are considered indebtedness without substantial equity features, equity, or contract rights, because we or another issuer may be considered a party in interest with respect to many plans, unless otherwise specified in the applicable pricing supplement, these notes may not be purchased, held or disposed of by any plan, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or any person investing “plan assets” of any plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95- 60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Unless otherwise specified in the applicable pricing supplement, any purchaser, including any fiduciary purchasing on behalf of a plan, transferee or holder of these notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of these notes that either (a) it is not a plan or a plan asset entity, is not purchasing such notes on behalf of or with “plan assets” of any plan, or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.
Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing these notes on behalf of or with “plan assets” of any plan consult with their counsel regarding the availability of exemptive relief.
Each purchaser and holder of these notes has exclusive responsibility for ensuring that its purchase, holding and disposition of the notes do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any of these notes to any plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

VALIDITY OF SECURITIES
Notwithstanding anything to the contrary in the accompanying prospectus, the validity of the notes will be passed upon for Jefferies Financial Group Inc. by Sidley Austin LLP, New York, New York or other counsel who is satisfactory to the agents and who may be an officer of Jefferies Financial Group Inc.  Cooley LLP, New York, New York, will act as counsel for the agent.  Cooley LLP has from time to time acted as counsel for Jefferies Financial Group Inc. and its subsidiaries and may continue to do so in the future.

PROSPECTUS

Jefferies Financial Group Inc.

Common Shares

Preferred Shares

Debt Securities

Warrants

Purchase Contracts

Units

We and/or selling securityholders may offer and sell shares of our common shares, par value $1.00 per share, and we may offer and sell shares of our preferred shares, par value $1.00 per share, senior and/or subordinated debt securities, warrants, purchase contracts or units from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. The debt securities may consist of debentures, notes or other types of debt. The purchase contracts may obligate you to purchase common shares, preferred shares, debt securities or warrants from us or other securities of ours or debt or equity securities of one or more other entities. The units may consist of common shares, preferred shares, debt securities, warrants or purchase contracts or other securities of ours or debt or equity securities of one or more other entities. The preferred shares, debt securities, warrants, purchase contracts and units may be convertible or exercisable or exchangeable for our common shares, preferred shares or other securities of ours or debt or equity securities of one or more other entities. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

You should carefully read this prospectus, any accompanying prospectus supplement and any free writing prospectus, together with the documents we incorporate by reference, before you invest in our securities.

We and/or selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will not receive any proceeds of any sale by any selling securityholder. The prospectus supplement will provide the specific terms of the plan of distribution.

This prospectus may be used in connection with market-making transactions in our common shares, preferred shares, debt securities, warrants, purchase contracts and units. Unless you are advised otherwise, this prospectus is being used in a market-making transaction. Please see the “Plan of Distribution” section on page 14 of this prospectus. Jefferies Financial Group Inc. does not expect to receive any proceeds from market-making transactions. Jefferies Financial Group Inc. does not expect that any affiliate of ours that engages in these transactions will pay any proceeds from its market-making resales to Jefferies Financial Group Inc.

Our common shares are listed on the New York Stock Exchange, or NYSE, under the symbol “JEF.”

Investing in our securities involves risks. Please see the “Risk Factors” section on page 6 of this prospectus and in the documents we incorporate by reference for a description of the risks you should consider when evaluating such investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 4, 2020

EXPLANATORY NOTE

The prospectus contained herein relates to all of the following:

•	the initial offering of common shares, preferred shares, debt securities, warrants, purchase contracts and units issuable by Jefferies Financial Group Inc.;

•	the offering of such securities by the holders thereof; and

•

market-making transactions from time to time in (1) the securities described above after they are initially offered and sold and (2) the securities of one or more of the same classes that were initially registered under registration statements previously filed by the registrant and that were initially offered and sold prior to the date of the prospectus contained herein (but are now registered hereunder with respect to ongoing market-making transactions).

When the prospectus is delivered to an investor in an initial or a secondary offering described above, the investor will be informed of that fact in the confirmation of sale or in a prospectus supplement. When the prospectus is delivered to an investor who is not so informed, it is delivered in a market-making transaction.

To the extent required, the information in the prospectus, including financial information, will be updated at the time of each offering. Upon each such offering, a prospectus supplement to this base prospectus will be filed.

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You should rely only on information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus specifying the final terms of a particular offering. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus specifying the final terms of a particular offering is accurate as of any date other than the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we and/or selling securityholders may sell, at any time and from time to time, in one or more offerings, our common shares, preferred shares, debt securities, warrants, purchase contracts or units as described in this prospectus, any accompanying prospectus supplement or any free writing prospectus. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein as well as any accompanying prospectus supplements and any free writing prospectuses. Statements contained in this prospectus, any accompanying prospectus supplement and any free writing prospectuses about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus, any accompanying prospectus supplement and any free writing prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information.” Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus, any accompanying prospectus supplement or any free writing prospectus, nor any sale made under this prospectus, any accompanying prospectus supplement or any free writing prospectus will, under any circumstances, imply that the information in this prospectus, any accompanying prospectus supplement or any free writing prospectus is correct as of any date after the date of this prospectus, any such accompanying prospectus supplement or any such free writing prospectus, as the case may be. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus, any earlier prospectus supplements and any earlier free writing prospectuses.

Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Jefferies,” “we,” “us,” “our,” “our company” or “the company” refer to Jefferies Financial Group Inc., a New York corporation, and its direct and indirect subsidiaries.

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CAUTIONARY STATEMENT FOR FORWARD-LOOKING INFORMATION

Some of the statements contained in or incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements may relate, but are not limited, to projections of revenues, income or loss, capital expenditures, development costs, plans for growth and future operations, competition and regulation, as well as assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. When used in this prospectus, the words “will,” “could,” “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends” and variations of these words and similar expressions are intended to identify forward-looking statements that involve risks and uncertainties. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

The factors that could cause actual results to differ materially from those suggested by any of these statements include, but are not limited to, those risks and other factors discussed or identified from time to time in our public filings, including without limitation our Annual Report on Form 10-K for the fiscal year ended November 30, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ending February 29, 2020, such as the following:

•

future acquisitions and dispositions of our businesses and investments are possible, changing the components of our assets and liabilities, and if unsuccessful or unfavorable, could reduce the value of our securities;

•	economic downturns, including a downgrade of the U.S. credit rating or a recession;

•	effects of the outbreak of the novel coronavirus (COVID-19) on the global economy, the United States economy and the global financial markets which may disrupt our and our clients’ operations;

•	risks associated with the increased volatility in raw material prices and the availability of key raw materials;

•	political and economic risks in foreign countries as well as foreign currency fluctuations;

•	failure to comply with government laws and regulations and costs associated with compliance;

•	unfavorable labor relations with our employees;

•	declines in the U.S. housing and commercial real estate markets;

•	risks of loss relating to our oil and gas exploration and development investments;

•	our investment in Berkadia may not prove to be successful;

•	the inability of Berkadia to repay its commercial paper borrowings;

•	investments in securities that are illiquid or subject to restrictions;

•	the failure of our technology systems and vulnerability to unauthorized access, computer hacking or computer viruses;

•	transfer restrictions on our common shares;

•	intensified competition in the operation of our businesses or for skilled management and other employees;

•	an inability to generate sufficient taxable income to fully realize our net deferred tax asset;

•	an inability to successfully defend any challenges to our tax filing positions;

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•

weather related conditions and significant natural disasters, including hurricanes, tornadoes, windstorms, earthquakes and hailstorms or other unforeseen events, including the emergence of a pandemic such as COVID-19;

•	an inability to insure certain risks economically;

•	new financial legislation that could affect the market value of certain of our investments, impose additional costs on operations or require changes in business practices;

•	credit-rating agency downgrades;

•	volatility in the value of our investment portfolio;

•	the effect of recent legislation and new pending regulation;

•	extensive international regulation of Jefferies Group LLC and its subsidiaries (“Jefferies Group”) business;

•	international legal, regulatory, political and economic and other risks associated with Jefferies Group international operations;

•	price volatility and price declines in Jefferies Group debt securities and loss of revenues, clients and employees as a result of unfounded allegations;

•	risks of loss relating to Jefferies Group principal trading and investments;

•	a disruption of Jefferies Group business due to operational failures;

•	credit risk associated with Jefferies Group business;

•	risk associated with Jefferies Group hedging and derivative transactions;

•	risks and uncertainties relating to the Jefferies Group business associated with the U.K. exit from the European Union;

•	liability associated with legal proceedings;

•	risks and uncertainties as we expand our business;

•	risks related to our individual businesses and our aggregate investment in particular industries;

•	conditions in the financial markets and the economy;

•	exposure to market risk;

•	risk of loss related to our principal trading and investments;

•	risk of damage to our reputation;

•	potential for ineffective risk management;

•	operational risks that may disrupt our business or result in regulatory action;

•	risks related to the protection of our proprietary information and that of our customers;

•	risks related to the failure of our information technology systems;

•	risks related to a cyber attack or breach of our technology systems;

•	changes in or the discontinuance of Interbank Offered Rates, in particular the London Interbank Offered Rate;

•	risks related to employee misconduct;

•	changes in tax laws in key jurisdictions; and

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•	differences between estimates of the fair value of holdings of our merchant banking investments and what may be realized.

Accordingly, we caution you against relying on forward-looking statements, which are applicable only as of the date of this prospectus or any incorporated document in which they are contained. We undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or to reflect the occurrence of unanticipated events.

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OUR COMPANY

Jefferies is a diversified financial services company engaged in investment banking and capital markets, asset management and direct investing. Jefferies Group LLC (“Jefferies Group”), our largest subsidiary, is the largest independent full-service global investment banking firm headquartered in the U.S. Jefferies Group retains a credit rating separate from Jefferies and remains a U.S. Securities and Exchange Commission (“SEC”) reporting company.

Our strategy focuses on strengthening and expanding our core businesses of Investment Banking, Capital Markets and Asset Management, while continuing to simplify our structure and return capital to our shareholders. We are simplifying through a managed transformation of our direct investing, or “Merchant Banking,” business, which, during 2018 and 2019, has included the sale of our investments in National Beef Packing Company, LLC (“National Beef”) and Garcadia, the transfer of some of our financial assets to Jefferies Group (Berkadia Commercial Mortgage Holding LLC (“Berkadia”) and Leucadia Asset Management (“LAM”)) and the special dividend to our shareholders of our investment in Spectrum Brands Holdings, Inc. (“Spectrum Brands”). In keeping with our strategy, a meaningful portion of the proceeds of these transactions has been returned to shareholders through share repurchases. During the past two fiscal years, we have returned to shareholders in excess of $2.4 billion through share repurchases and dividends.

We continuously review acquisitions of businesses, securities and assets that have the potential for significant long-term value creation, invest in a broad array of businesses, and evaluate the retention and disposition of our existing operations and holdings. Changes in the mix of our businesses and investments should be expected.

Our executive offices are located at 520 Madison Avenue, New York, NY 10022, as is the global headquarters of Jefferies Group. Our primary telephone number is (212) 460-1900 and our website address is www.jefferies.com. The information contained on our website does not constitute a part of this prospectus.

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RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement or free writing prospectus.

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USE OF PROCEEDS

The use of proceeds will be specified in the applicable prospectus supplement or free writing prospectus. We will not receive any proceeds from the sale of any securities by selling securityholders.

Jefferies Financial Group Inc. does not expect to receive any proceeds from market-making transactions. Jefferies Financial Group Inc. does not expect that any affiliate of ours that engages in these market-making transactions will pay any proceeds from its market-making resales to Jefferies Financial Group Inc.

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DESCRIPTION OF CAPITAL STOCK

The rights of Jefferies shareholders are governed by the Business Corporation Law of the State of New York, or NYBCL, and the Restated Certificate of Incorporation of Jefferies and Jefferies’s Amended and Restated By-Laws. The following description of our common shares does not purport to be complete and is subject in all respects to applicable New York law and is qualified by reference to the provisions of our Restated Certificate of Incorporation and our Amended and Restated By-Laws. Copies of our Restated Certificate of Incorporation and Amended and Restated By-Laws will be sent to shareholders upon request. See “Where You Can Find More Information.”

Authorized Capital

Pursuant to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) the Company is authorized to issue 606,000,000 shares, which consist of 600,000,000 shares of our common shares (the “Common Shares”) and 6,000,000 preferred shares (the “Preferred Shares”), par value $1.00 per share.

As of June 3, 2020, Jefferies has outstanding 267,111,111 Common Shares and a series of 3.25% Cumulative Convertible Preferred Shares ($125.0 million mandatory redemption value) that are convertible into 4,440,863 common shares at an effective conversion price of $28.15 per share.

Dividend Rights

Subject to the rights of the holders of any of our Preferred Shares that may be outstanding, holders of our Common Shares are entitled to receive dividends as may be declared by the Company’s board of directors out of funds legally available to pay dividends.

Voting Rights

Each holder of our Common Shares is entitled to one vote for each share held of record on the applicable record date for all matters submitted to a vote of the Company’s shareholders.

No Preemptive, Conversion or Redemption Rights; No Sinking Fund Provisions

Holders of our Common Shares have no preemptive rights to purchase or subscribe for any shares or other securities, and there are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to our Common Shares.

Liquidation Rights

In the event of any liquidation, dissolution or other winding-up of Jefferies, whether voluntary or involuntary, and after the holders of the Preferred Shares shall have been paid in full the amounts to which they respectively shall be entitled, or an amount sufficient to pay the aggregate amount to which such holders will be entitled have been deposited in trust with a bank or trustee having its principal office in the Borough of Manhattan, City, County and State of New York, having a capital, undivided profits and surplus aggregating at least $50,000,000, for the benefit of the holders of the Preferred Shares, the remaining net assets of Jefferies shall be distributed pro rata to the holders of the Common Shares.

Listing

The Common Shares are currently listed on the NYSE under the symbol “JEF.”

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Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for the Common Shares.

Transfer Restrictions

General. In order to protect our net operating losses (“NOLs”) and other tax attributes, our Common Shares are subject to certain transfer restrictions contained in the Certificate of Incorporation. The transfer restrictions generally impose restrictions on the transfer of our Common Shares to designated persons and the issuance of our Common Shares to certain target shareholders in connection with acquisition transactions.

Tax Law Limitations. The benefit of a company’s existing tax loss and credit carryovers, as well as the benefit of built-in losses, can be reduced or eliminated under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Section 382 limits the use of losses and other tax benefits by a company that has undergone an “ownership change,” as defined in Section 382 of the Code. Generally, an “ownership change” occurs if one or more shareholders, each of whom owns 5% or more in value of a company’s capital stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such shareholders over the preceding three-year period. For this purpose, all holders who each own less than 5% of a company’s capital stock are generally treated together as one 5% shareholder. In addition, certain attribution rules, which generally attribute ownership of stock to the ultimate beneficial owner thereof without regard to ownership by nominees, trusts, corporations, partnerships or other entities and also attribute ownership between and among certain family members, are applied in determining the level of stock ownership of a particular shareholder. Options (including warrants and other rights) to acquire capital stock may be treated as if they had been exercised, on an option-by-option basis, if the issuance, transfer or structuring of the option meets certain tests. All percentage determinations are based on the fair market value of a company’s capital stock, including any Preferred Shares that are voting or convertible (or that otherwise participate in corporate growth).

If an “ownership change” were to occur in respect of the company or any of its subsidiaries or subsidiary groups, the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by NOLs or other tax attributes existing (or “built-in”) prior to such “ownership change” could not exceed an amount equal to the product obtained by multiplying (1) the aggregate value of the company, the subsidiary or the subsidiary group that underwent the “ownership change” by (2) the federal long-term tax exempt rate. Because the aggregate value of the company or any of its subsidiaries, as well as the federal long-term tax-exempt rate, fluctuate, it is impossible to predict with any accuracy the annual limitation upon the amount of taxable income that could be offset by such NOLs or other tax attributes (and “built-in” losses) were an “ownership change” to occur in the future. However, if such limitation were to exceed the taxable income against which it otherwise would be applied for any year following an “ownership change,” the limitation for the ensuing year would be increased by the amount of such excess.

Description of Transfer Restrictions. The Certificate of Incorporation generally restricts until December 31, 2024 (or earlier, in certain events) any (1) attempted transfer of our Common Shares or any other securities that would be treated as our “stock” under the applicable tax regulations (referred to as “Jefferies Shares”) or (2) issuance of Jefferies Shares by us to a target shareholder in connection with an acquisition transaction (referred to as an “acquisition issuance”) if any person or group of persons would become a “5% shareholder” under the tax regulations or would be treated as owning 5% or more of our Common Shares as a result of such transfer or issuance. The transfer restrictions also restrict any attempted transfer or acquisition issuance of Jefferies Shares if such attempted transfer or acquisition issuance would increase the ownership percentage, as determined under applicable tax regulations, of any person or group of persons who is a “5% shareholder” or is otherwise treated as owning 5% or more of our Common Shares. This would include, among other things, an attempted acquisition of Jefferies Shares from an existing 5% shareholder. For these purposes, numerous rules of

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attribution, aggregation and calculation prescribed under the Code will be applied in determining whether the 5% thresholds have been met and whether a group exists. The transfer restrictions may also apply to proscribe the creation or transfer of certain “options,” which are broadly defined, in respect of the Jefferies Shares.

The transfer restrictions restrict a shareholder’s ability to acquire additional Jefferies Shares in excess of the specified limitations. Furthermore, in the case of certain large shareholders, the ability to dispose of Jefferies Shares currently held, or any other Jefferies Shares which the shareholder may acquire, may be restricted as a result of the transfer restrictions.

Generally, the restriction is imposed only with respect to the number of Jefferies Shares, or options with respect to Jefferies Shares (referred to as “Excess Shares”), purportedly transferred or otherwise deliverable in an acquisition issuance in excess of the thresholds established in the transfer restrictions. In any event, the restriction does not prevent a valid transfer if either the transferor or the purported transferee, in the case of a transfer, or the company or the applicable target shareholder, in the case of an acquisition issuance, obtains the approval of Jefferies’s board of directors.

Except for acquisition issuances, acquisitions of Jefferies Shares directly from us, whether by way of option exercise or otherwise, are not subject to the transfer restrictions. Consequently, persons or entities that are able to acquire Jefferies Shares directly from us, other than in an acquisition issuance, including our employees, officers and directors, may do so without application of the transfer restrictions, irrespective of the number of Jefferies Shares they are acquiring. As a result, those persons or entities dealing directly with us may be seen to receive an advantage over persons or entities that are not able to acquire Jefferies Shares directly from us and, therefore, are restricted by the terms of the transfer restrictions. It should be noted, however, that any direct acquisitions of Jefferies Shares from us first requires board approval and, in granting such approval, the board will review the implications of any such issuance for our NOLs and other tax attributes.

Jefferies’s board of directors has the discretion to approve a transfer or acquisition issuance of Jefferies Shares that would otherwise violate the transfer restrictions. Nonetheless, if the board of directors decides to permit a transfer or acquisition issuance that would otherwise violate the transfer restrictions, that transfer or acquisition issuance could, under the tax rules, be aggregated with other transfers or acquisition issuances and could result in an “ownership change” that would limit the use of our tax attributes. The board of directors intends to consider any attempted transfer or acquisition issuance individually and determine at the time whether it is in the best interest of our company, after consideration of any factors that the board deems relevant, to permit the transfer or acquisition issuance notwithstanding that an “ownership change” may occur.

The Certificate of Incorporation further provides that all certificates representing Jefferies Shares bear the following legend:

“THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO PART III OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF JEFFERIES FINANCIAL GROUP INC. REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE.”

In accordance with the transfer restrictions, we will not permit any of our employees or agents, including the transfer agent, to record any transfer or acquisition issuance of Excess Shares. As a result, requested transfers of Jefferies Shares may be delayed or refused.

The Certificate of Incorporation provides that any transfer or acquisition issuance attempted in violation of the restrictions shall be void ab initio, even if the transfer or acquisition issuance has been recorded by the transfer agent and new certificates issued. The purported transferee or purported holder of the Jefferies Shares is not entitled to any rights of a shareholder with respect to the Excess Shares, including the right to vote the Excess Shares, or to receive dividends or distributions in liquidation in respect thereof, if any.

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If an acquisition issuance would result in the delivery of Excess Shares to a target shareholder, the company is required to deliver the Excess Shares to an agent designated by Jefferies’s board of directors instead of the target shareholder who would otherwise receive the Excess Shares in connection with the acquisition issuance. Similarly, if Jefferies’s board of directors determines that a purported transfer or acquisition issuance has violated the transfer restrictions, we will require the purported transferee or purported holder to surrender the Excess Shares, and any dividends the purported transferee or purported holder has received on the Excess Shares, to an agent designated by Jefferies’s board of directors. In each case, the agent will then sell the Excess Shares in one or more arm’s-length transactions, executed on the New York Stock Exchange, if possible, to a buyer or buyers, which may include us; provided that nothing will require the agent to sell the Excess Shares within any specific time frame if, in the agent’s discretion, the sale would disrupt the market for the Jefferies Shares or have an adverse effect on the value of the Jefferies Shares. If the purported transferee or purported holder has sold the Excess Shares before receiving our demand to surrender the Excess Shares, the purported transferee or purported holder generally will be required to transfer to the agent the proceeds of the sale and any distributions the purported transferee or purported holder has received on the Excess Shares. From any net sales proceeds or amounts received from a purported transferee or purported holder, which in certain circumstances may be reduced by the agent’s expenses, the agent will reimburse the purported transferee or purported holder for the price paid for the Excess Shares or the fair market value of the Excess Shares as of the close of the day prior to the acquisition issuance or the attempted transfer to the purported transferee by gift, inheritance or similar transfer. Any remaining proceeds will then be paid to one or more charities selected by the Company’s board of directors.

The transfer restrictions and related provisions contained in the Company’s Amended and Restated By-Laws (the “By-Laws”) may be deemed to have an “anti-takeover” effect because they restrict the ability of a person or entity, or group of persons or entities, to accumulate in the aggregate 5% or more of the total value of the Jefferies Shares or 5% or more of our Common Shares and the ability of persons, entities or groups whose ownership of Jefferies Shares meets either of these thresholds to acquire additional Jefferies Shares. The transfer restrictions discourage or prohibit accumulations of substantial blocks of shares for which shareholders might receive a premium above market value.

Notwithstanding the restrictions, however, there remains a risk that certain changes in relationships among shareholders or other events will cause a change of ownership to occur under Section 382 of the Code. Further, there can be no assurance, in the event transfers or acquisition issuances in violation of the transfer restrictions are attempted, that the Internal Revenue Service will not assert that those transfers or acquisition issuances have federal income tax significance notwithstanding the transfer restrictions. As a result, the transfer restrictions serve to reduce, but not necessarily eliminate, the risk that Section 382 of the Code will cause the limitations described above on the use of our tax attributes.

The determination of 5% shareholder status is based upon a holder’s percentage ownership, taking into account certain rules of attribution, of the total value of the aggregate outstanding Jefferies Shares or our Common Shares. Future changes in the capitalization of the Company may affect who will be deemed a 5% shareholder, thereby affecting the applicability of the transfer restrictions to future transfers or acquisition issuances of Jefferies Shares.

Holders are advised to carefully monitor their ownership of our Common Shares (and any securities of Jefferies that may constitute Jefferies Shares for purposes of the transfer restrictions) and should consult their own legal advisors and/or the Company to determine whether their ownership approaches the prohibited level.

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DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement and any free writing prospectus a description of any debt securities, warrants, purchase contracts or units that may be offered pursuant to this prospectus.

If you purchase any of the securities described in this prospectus, any prospectus supplement or any free writing prospectus in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Jefferies LLC, our broker-dealer subsidiary, or one of our other affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of the security.

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SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a free writing prospectus, in a post-effective amendment to the registration statement of which this prospectus forms a part or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

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PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us or by a selling securityholder:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement and any free writing prospectus any agent involved in the offer or sale of the securities. Unless otherwise indicated in the prospectus supplement or any free writing prospectus, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement or free writing prospectus will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement and free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities.

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To the extent required, the prospectus supplement or free writing prospectus will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement or free writing prospectus will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common shares to engage in market-making activities with respect to our common shares. These restrictions may affect the marketability of our common shares and the ability of any person or entity to engage in market-making activities with respect to our common shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

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CONFLICTS OF INTEREST

Jefferies LLC, our broker-dealer subsidiary, and certain other of our affiliates, are, or may be from time to time, members of the Financial Industry Regulatory Authority, Inc. (FINRA) and may participate in distributions of the offered securities. Accordingly, offerings of securities in which Jefferies LLC, or our other affiliates, participate will conform to the requirements set forth in FINRA Rule 5121. Furthermore, any underwriters offering the securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

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MARKET-MAKING RESALES BY AFFILIATES

This prospectus may be used by Jefferies LLC (or our other affiliates) in connection with offers and sales of the securities in market-making transactions (and offers and sales of any other securities covered by this prospectus, including securities issued under previous registration statements, and underlying such securities that are incidental to such market-making activity). In a market-making transaction, Jefferies LLC (or our other affiliates) may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Jefferies LLC (or our other affiliates) may act as principal or agent, including as agent for the counterparty in a transaction in which Jefferies LLC (or our other affiliates) acts as principal, or as agent for both counterparties in a transaction in which Jefferies LLC (or our other affiliates) does not act as principal. Jefferies LLC (or our other affiliates) may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Jefferies LLC (or our other affiliates) may also engage in transactions of this kind and may use this prospectus for this purpose.

Jefferies Financial Group Inc. does not expect to receive any proceeds from market-making transactions. Jefferies Financial Group Inc. does not expect that Jefferies LLC or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to Jefferies Financial Group Inc.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless you are advised otherwise, this prospectus is being used in a market-making transaction.

VALIDITY OF SECURITIES

The validity of the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The financial statements incorporated by reference, and the effectiveness of Jefferies Financial Group, Inc.’s internal control over financial reporting incorporated by reference from the 8-K filled on June 3, 2020 and the financial statement schedules incorporated by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and includes an emphasis of matter paragraph referring to the change in fiscal year from December 31 to November 30 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Jefferies Finance LLC and its subsidiaries as of November 30, 2019 and for the year then ended, incorporated in this prospectus by reference to the Annual Report on Form 10-K of Jefferies Financial Group Inc. for the year ended November 30, 2019, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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The consolidated financial statements of National Beef Packing Company, LLC and its subsidiaries as of December 28, 2019 and December 29, 2018 and for the fiscal years then ended, incorporated in this prospectus by reference to Amendment No. 1 to the Annual Report on Form 10-K/A of Jefferies Financial Group Inc. for the year ended November 30, 2019, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of National Beef Packing Company, LLC and its subsidiaries for the fiscal year ended December 31, 2017, incorporated in this prospectus by reference to Amendment No. 1 to the Annual Report on Form 10-K/A of Jefferies Financial Group Inc. for the year ended November 30, 2019, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Berkadia Commercial Mortgage Holding LLC as of December 31, 2019 and for the year then ended, incorporated in this prospectus by reference to Amendment No. 1 to the Annual Report on Form 10-K/A of Jefferies Financial Group Inc. for the year ended November 30, 2019, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public on the SEC’s Internet site at www.sec.gov. Our SEC filings can also be found on our website at www.jefferies.com. However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on or accessible through our website is not a part of this prospectus.

In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning us at:

Jefferies Financial Group Inc.

520 Madison Avenue

New York, New York 10022

Attention: Corporate Secretary

Telephone: (212) 460-1900

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus and the information that we file later with the SEC may update and supersede the information we incorporate by reference. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; provided, however, that we are not incorporating, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended November 30, 2019 filed on January 29, 2020;

•	our Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended November 30, 2019 filed on March 26, 2020;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended November 30, 2019 from our definitive proxy statement on Schedule 14A filed with the SEC on March 3, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended February 29, 2020 filed on April 8, 2020;

•	our Current Reports on Form 8-K filed on December 2, 2019, December 5, 2019 and January 28, 2020; April 22, 2020 and June 3, 2020;

•

solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectus supplements relating to those securities that were previously filed by us in connection with its initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus).

You may also request a copy of these filings at no cost by writing or telephoning us at the address indicated above. We will not send exhibits to our filings, however, unless we specifically have incorporated those exhibits by reference in this prospectus or an accompanying prospectus supplement or a document incorporated in this prospectus or an accompanying prospectus supplement.

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Jefferies Financial Group Inc.

Common Shares

Preferred Shares

Debt Securities

Warrants

Purchase Contracts

Units